UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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Carter’s, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 4, 2018

Dear Shareholder,

It is my pleasure to invite you to attend our 2018 Annual Meeting of Shareholders on May 17, 2018 (the “Annual Meeting”). The meeting will be held at 8:00 a.m. at our offices located at 3438 Peachtree Road NE, Atlanta, Georgia 30326.

The attached Notice of the 2018 Annual Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the meeting. Whether or not you plan to attend the Annual Meeting, your shares can be represented if you promptly submit your voting instructions over the internet, by telephone, by completing, signing, dating, and returning your proxy card in the enclosed envelope, or by following the instructions you have received from your broker or other nominee.

On behalf of our Board of Directors and Leadership Team, thank you for your investment in Carter’s, Inc.

Sincerely,

Michael D. Casey
Chairman and Chief Executive Officer

2018 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2018 Annual Meeting of Shareholders of Carter’s, Inc. (the “Annual Meeting”) will be held at 8:00 a.m. on May 17, 2018 at our offices located at 3438 Peachtree Road NE, Atlanta, Georgia 30326. The business matters for the Annual Meeting are as follows:

1)	The election of the ten nominated directors;

2)	An advisory approval of compensation for our named executive officers (the “say-on-pay” vote);

3)	Approval of the Company’s Amended and Restated Equity Incentive Plan;

4)	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2018; and

5)	Any other business that may properly come before the meeting.

Shareholders of record at the close of business on March 26, 2018 are entitled to receive notice of, attend, and vote at the Annual Meeting. Your vote is very important. Whether or not you plan to attend the Annual Meeting, to ensure that your shares are represented at the Annual Meeting, please submit your voting instructions over the internet, by telephone, by completing, signing, dating, and returning your proxy card in the enclosed envelope, or by following the instructions you have received from your broker or other nominee.

If you plan to attend the Annual Meeting and are a registered shareholder, please bring the invitation attached to your proxy card. If your shares are registered in the name of a bank or your broker, please bring your bank or brokerage statement showing your beneficial ownership with you to the Annual Meeting or request an invitation by writing to me at the address set forth above.

Important notice regarding the availability of proxy materials for the

2018 Annual Meeting of Shareholders of Carter’s, Inc. to be held on May 17, 2018:

The proxy materials and the Annual Report to Shareholders are available at

http://www.carters.com/annuals

The Board of Directors recommends that you vote FOR each of the proposals listed above.

By order of the Board of Directors,

Michael C. Wu
Senior Vice President of Legal and Corporate Affairs, General Counsel & Secretary

Atlanta, Georgia
April 4, 2018

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving this proxy statement?

The Board of Directors (the “Board”) of Carter’s, Inc. (“we,” “us,” “our,” “Carter’s,” or the “Company”) is soliciting proxies for our 2018 Annual Meeting of Shareholders on May 17, 2018 (the “Annual Meeting”). This proxy statement and accompanying proxy card are being mailed on or about April 10, 2018 to shareholders of record as of March 26, 2018, the record date (the “Record Date”) for the Annual Meeting.

You are receiving this proxy statement because you owned shares of Carter’s common stock on the Record Date and are, therefore, entitled to vote at the Annual Meeting. By use of a proxy, you can vote regardless of whether or not you attend the Annual Meeting. This proxy statement provides information on the matters on which the Board would like you to vote so that you can make an informed decision.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to address the following business matters:

1.	The election of ten directors (see page 16);

2.	An advisory approval of compensation for our named executive officers (“NEOs”) (the “say-on-pay” vote) (see page 41);

3.	Approval of the Company’s Amended and Restated Equity Incentive Plan (see page 42);

4.	The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for fiscal 2018 (see page 50); and

5.	All other business that may properly come before the meeting.

Who is asking for my vote?

The Company is soliciting your proxy on behalf of the Board. The Company is paying for the costs of this solicitation and proxy statement.

Who can attend the Annual Meeting?

All shareholders of record, or their duly appointed proxies, may attend the Annual Meeting. Beneficial holders who hold shares “in street name” may also attend provided they obtain the appropriate documents from their broker or other nominee and present them at the Annual Meeting. As of the Record Date, there were 47,149,446 shares of common stock issued and outstanding.

What are my voting rights?

Each share of common stock is entitled to one vote on each matter submitted to shareholders at the Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner “in street name”?

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record for these shares. As the shareholder of record, you have the right to grant your voting proxy directly to the persons listed on your proxy card or vote in person at the Annual Meeting.

If your shares are held in a brokerage account or through another nominee, such as a trustee, you are considered the beneficial owner of shares held “in street name.” These proxy materials are being forwarded to you together with a voting instruction card. As a beneficial owner, you have the right to direct your broker or other nominee how to vote, and you are also invited to attend the Annual Meeting. Because you are a beneficial owner and not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a proxy from the broker or other nominee that holds your shares. Your broker or other nominee should have provided directions for you to instruct the broker, trustee, or nominee on how to vote your shares.

What is a broker non-vote?

If you are a beneficial owner whose shares are held “in street name” and you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” Your broker only has discretionary authority to vote on Proposal Number Four. Therefore, your broker will not have discretion to vote on any other proposal unless you specifically instruct your broker on how to vote your shares by returning your completed and signed voting instruction card.

What constitutes a quorum?

A quorum is the minimum number of shares required to be present to transact business at the Annual Meeting. Pursuant to the Company’s by-laws, the presence at the Annual Meeting, in person, by proxy, or by remote communication, of the holders of at least a majority of the shares entitled to be voted will constitute a quorum. Broker non-votes and abstentions will be counted as shares that are present at the meeting for purposes of determining a quorum. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What are my choices when casting a vote with respect to the election of the ten nominated directors, and what vote is needed to elect the director nominees?

In voting on the election of the director nominees (Proposal Number One), shareholders may:

1.	vote for any of the nominees;

2.	vote against any of the nominees; or

3.	abstain from voting on any of the nominees.

Pursuant to our by-laws, a nominee must receive the vote of a majority of the shares present and entitled to vote, which means that the number of votes cast “for” a director nominee must exceed the aggregate of the number of votes cast “against” that nominee and shares as to which the holder “abstains” with respect to that nominee. Any nominee not receiving such majority must tender his or her resignation for consideration by the Board. Votes to abstain on Proposal Number One will have the practical effect of a vote “against” a director nominee. Broker non-votes will not be considered shares entitled to vote on the election of directors and thus will not have an impact on this vote.

What are my choices when casting an advisory vote on approval of compensation of the Company’s NEOs, commonly referred to as the “say-on-pay” vote, and what vote is needed to approve this proposal?

In voting on the compensation of the Company’s NEOs (Proposal Number Two), shareholders may:

1.	vote for the approval of compensation of the Company’s NEOs, on an advisory basis, as described in this proxy statement;

2.	vote against the approval of compensation of the Company’s NEOs, on an advisory basis, as described in this proxy statement; or

3.	abstain from voting on compensation of the Company’s NEOs as described in this proxy statement.

Because Proposal Number Two asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee will consider the outcome of the vote when evaluating our compensation programs and making future compensation decisions for our NEOs. Abstentions and broker non-votes, if any, will not have any effect on this advisory vote.

What are my choices when voting on whether to approve the Amended and Restated Equity Incentive Plan, and what vote is needed to approve this proposal?

In voting on the Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”) (Proposal Number Three), shareholders may:

1.    vote for the Equity Incentive Plan;

2.    vote against the Equity Incentive Plan; or

3.    abstain from voting on the Equity Incentive Plan.

As more fully described in Proposal Number Three, we are asking our shareholders to approve, among other things, an increase to the number of shares of Carter’s stock that are available for issuance under the Equity Incentive Plan.

The approval of Proposal Number Three requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions and broker non-votes are not considered votes cast with respect to this proposal and thus will not affect the outcome of this proposal.

What are my choices when voting on the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for fiscal 2018, and what vote is needed to approve this proposal?

In voting on the ratification of PwC (Proposal Number Four), shareholders may:

1.	vote to ratify PwC’s appointment;

2.	vote against ratifying PwC’s appointment; or

3.	abstain from voting on ratifying PwC’s appointment.

The approval of Proposal Number Four requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions are not considered votes cast and thus will not affect the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

How does the Board recommend that I vote?

The Board recommends a vote:

FOR the election of the ten nominated directors (Proposal Number One);

FOR the approval of the compensation of the Company’s NEOs as described in this proxy statement (Proposal Number Two);

FOR the approval of the Equity Incentive Plan (Proposal Number Three); and

FOR the ratification of the appointment of PwC (Proposal Number Four).

How do I vote?

If you are a shareholder of record, you may vote in one of four ways.

First, you may vote over the internet by completing the voting instruction form found at www.proxyvote.com. You will need your proxy card when voting over the internet.

Second, you may vote by touch-tone telephone by calling 1-800-690-6903.

Third, you may vote by mail by signing, dating, and mailing your proxy card in the enclosed envelope.

Fourth, you may vote in person at the Annual Meeting.

If your shares are held in a brokerage account or by another nominee, these proxy materials are being forwarded to you together with a voting instruction card from your broker or nominee. Follow the instructions on the voting instruction card in order to vote your shares by proxy or in person.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may change or revoke your vote at any time before your proxy votes your shares by submitting written notice of revocation to Michael C. Wu, Senior Vice President, General Counsel & Secretary of Carter’s at the Company’s address set forth in the 2018 Notice of Annual Meeting, or by submitting another proxy card bearing a later date. Alternatively, if you have voted over the internet or by telephone, you may change your vote by calling 1-800-690-6903 and following the instructions. The powers granted by you to the proxy holders will be suspended if you attend the Annual Meeting in person, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

If you hold your shares through a broker or other custodian and would like to change your voting instructions, please review the directions provided to you by that broker or custodian.

May I vote confidentially?

Yes. Our policy is to keep your individual votes confidential, except as appropriate to meet legal requirements, to allow for the tabulation and certification of votes, or to facilitate proxy solicitation.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will count the votes and act as the inspector of election for the Annual Meeting.

What happens if additional matters are presented at the Annual Meeting?

As of the date of this proxy statement, the Board knows of no matters other than those set forth herein that will be presented for determination at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting and call for a vote of shareholders, the Board intends proxies to be voted in accordance with the judgment of the proxy holders.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in our current report on Form 8-K within four business days after the Annual Meeting.

What is “householding” of the Annual Meeting materials?

The U.S. Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers “household” proxy materials, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or the Company if you hold shares registered directly in your name. You can notify the Company by sending a written request to Mr. Wu at the Company’s address set forth in the 2018 Notice of Annual Meeting or by calling us at (678) 791-1000.

How may I obtain a copy of the Company’s Annual Report?

A copy of our fiscal 2017 Annual Report on Form 10-K (the “Annual Report”) accompanies this proxy statement and is available at http://www.carters.com/annuals. Shareholders may also obtain a free copy of our Annual Report by sending a request in writing to Mr. Wu at the Company’s address set forth in the 2018 Notice of Annual Meeting or by calling us at (678) 791-1000.

When are shareholder proposals due for consideration in next year’s proxy statement or at next year’s annual meeting?

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2019 annual meeting of shareholders by submitting their proposals in writing to Mr. Wu at the Company’s address set forth in the 2018 Notice of Annual Meeting in a timely manner.

If the proposal is to be included in next year’s proxy statement pursuant to Rule 14a-8 under the U.S. Exchange Act of 1934 (the “Exchange Act”), then the proposal must be submitted and received on or before December 11, 2018. If we hold our 2019 annual meeting of shareholders more than 30 days before or after May 17, 2019 (the one-year anniversary date of the 2018 Annual Meeting), we will disclose the new deadline by which shareholders proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform shareholders.

Our by-laws also establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting but do not intend for the proposal to be included in our proxy statement. Such proposals must be submitted and received no earlier than January 17, 2019, and no later than February 16, 2019. If we hold our 2019 annual meeting of shareholders more than 30 days before or after May 17, 2019 (the one-year anniversary date of the 2018 Annual Meeting), the notice of a shareholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

•	the 10th day following the day on which notice of the meeting date is mailed, or

•	the 10th day following the day on which public disclosure of the meeting date is made.

Please note that there are additional requirements under our by-laws and the proxy rules to present a proposal, including continuing to own a minimum number of shares of our stock until next year’s annual meeting and appearing in person at the annual meeting to explain your proposal.

What do you mean by fiscal years in this proxy statement?

Our fiscal year ends on the Saturday, in December or January, nearest the last day of December, resulting in an additional week of results every five or six years. Fiscal 2019 (which will end on December 28, 2019), fiscal 2018 (which will end on December 29, 2018), fiscal 2017 (which ended on December 30, 2017), fiscal 2016 (which ended on December 31, 2016), and fiscal 2015 (which ended on January 2, 2016), all will have or had 52 weeks.

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to submit or revoke your proxy, or to request an invitation to the Annual Meeting, contact Mr. Wu at the Company’s address set forth in the 2018 Notice of Annual Meeting or by calling us at (678) 791-1000.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

Board of Directors

Each of our directors stands for election annually and thereafter holds office for a one year term. We are asking our shareholders to re-elect each of our current directors at the Annual Meeting, except for Mr. Paul Fulton, who has chosen not to stand for re-election (Proposal Number One). Following the departure of Mr. Fulton, the Board will consist of ten directors.

The Board believes that each director has valuable skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment, and strategic vision necessary to provide effective oversight of the Company’s business operations. Our directors have extensive experience, both domestically and internationally, in different fields, including apparel and retail, consumer products, brand marketing, logistics and technology, global sourcing, and finance and accounting.

The Board also believes that, as indicated in the following biographies, each director has demonstrated significant leadership in positions such as chief executive officer, chief financial officer, division president, and other senior executive positions. In addition, many of our directors have significant experience in the oversight of public companies due to their service as directors of Carter’s and other companies.

Amy Woods Brinkley became a director in February 2010. Ms. Brinkley is the manager and owner of AWB Consulting, LLC, which provides executive advisory and risk management consulting services. Ms. Brinkley retired from Bank of America Corporation in 2009 after spending more than 30 years with the company. Ms. Brinkley served as its Chief Risk Officer from 2002 through mid-2009. Prior to 2002, Ms. Brinkley served as President of Bank of America’s Consumer Products division and was responsible for the credit card, mortgage, consumer finance, telephone, and eCommerce businesses. Before that, Ms. Brinkley held the positions of Executive Vice President and Chief Marketing Officer overseeing Bank of America’s Olympic sponsorship and its national rebranding and name change. Ms. Brinkley is currently a director of The Toronto-Dominion Bank, TD Group U.S. Holdings, LLC, and Roper Technologies, Inc. She also serves as a trustee for the Princeton Theological Seminary and on the board of commissioners for Atrium Health.

Director Qualifications: Ms. Brinkley brings to the Board valuable perspective and insight with respect to finance and accounting, eCommerce, brand marketing, talent development and management, general management, and risk management as a result of her years of service in various senior executive positions at Bank of America Corporation. She also possesses leadership and corporate governance experience attained through her service with The Toronto-Dominion Bank, TD Bank Group U.S. Holdings, LLC, Roper Technologies, Inc., Princeton Theological Seminary, and Atrium Health.

Giuseppina Buonfantino became a director in May 2016. Ms. Buonfantino is the President, North America, Baby and Child Care for Kimberly-Clark Corporation, a position she has held since March 2014. From April 2011 until March 2014, Ms. Buonfantino served as Vice President, Global Adult Care & Feminine Care Brands for Kimberly-Clark Corporation, and previously held various positions at Johnson & Johnson from 1993 until 2011, most recently as Vice President of Neutrogena Global Franchise.

Director Qualifications: Ms. Buonfantino brings to the Board valuable perspective and insight with respect to the retail industry, particularly in the baby and child retail space. Ms. Buonfantino also has a deep understanding of consumer products and marketing, both domestically and internationally.

Michael D. Casey became a director in August 2008 and was named Chairman of the Board of Directors in August 2009. Mr. Casey joined the Company in 1993 as Vice President of Finance. Mr. Casey was named Senior Vice President of Finance in 1997, Senior Vice President and Chief Financial Officer in 1998, Executive Vice President and Chief Financial Officer in 2003, and Chief Executive Officer in 2008. Prior to joining the Company, Mr. Casey worked for Price Waterhouse LLP, a predecessor firm to PwC, from 1982 to 1993. He also served on the board of directors of The Fresh Market, Inc. from 2015 until 2016.

Director Qualifications: Mr. Casey brings to the Board valuable perspective and insight with respect to our business, industry, challenges, and opportunities as a result of his years serving in a variety of senior executive positions at the Company. Mr. Casey also represents management’s perspective on important matters to the Board. His service as a director of The Fresh Market, Inc. provided him with additional insight into corporate governance matters.

Vanessa J. Castagna became a director in November 2009. Ms. Castagna served as Executive Chairwoman of Mervyn’s, LLC from 2005 until 2007. Ms. Castagna previously served as Chairwoman and Chief Executive Officer of JCPenney Stores, Catalog and Internet for J.C. Penney Company, Inc. from 2002 through 2004. While at JCPenney, Ms. Castagna also served as its Chief Operating Officer from 1999 to 2002. Prior to that, Ms. Castagna held various senior-level merchandising positions at Target Corporation, Wal-Mart Stores, Inc., and Marshalls, Inc. (now a part of The TJX Companies, Inc.). Ms. Castagna currently serves on the board of trustees of Purdue University, and served as a director of Levi Strauss & Co. from 2007 until 2015.

Director Qualifications: Ms. Castagna brings to the Board over 30 years of experience in the retail industry, and with her executive-level service to Mervyn’s, LLC, J.C. Penney Company, Inc., and Wal-Mart Stores, Inc., has valuable perspective and insight with respect to the apparel and retail industry, merchandising, and brand marketing. Her experience as a director of Levi Strauss & Co. and as a trustee of Purdue University provides the Board with a valuable understanding and a unique perspective on governance matters.

A. Bruce Cleverly became a director in March 2008. Mr. Cleverly retired as President of Global Oral Care from Procter & Gamble Company/The Gillette Company in September 2007, a position he held since 2005. Mr. Cleverly joined The Gillette Company in 1975 as a marketing assistant and held positions of increasing responsibility in brand management and general management in the United States, Canada, and the United Kingdom. In 2001, Mr. Cleverly became President of Gillette’s worldwide Oral Care business. In October 2005, Mr. Cleverly became President of The Procter & Gamble Company’s Global Oral Care division. Mr. Cleverly is currently a director of Rain Bird Corporation, and was previously a director of Shaser BioScience, Inc. and WaterPik, Inc.

Director Qualifications: Mr. Cleverly brings to the Board extensive experience in general management, consumer products, international operations, brand management, and brand marketing, after spending over 30 years at Procter & Gamble Company and The Gillette Company. His thorough understanding and appreciation for the corporate governance of the Board is reflected by his service on the above-listed boards of directors.

Jevin S. Eagle became a director in July 2010. Mr. Eagle served as Chief Executive Officer and director of DAVIDsTEA Inc., a specialty tea retailer in the United States and Canada, from April 2012 to April 2014. Mr. Eagle previously held several senior leadership positions at Staples, Inc. from 2002 to 2012, including Executive Vice President, Merchandising and Marketing. Prior to joining Staples, Inc., Mr. Eagle worked for McKinsey & Company, Inc. from 1994 to 2001, ultimately serving as a partner in the firm’s retail practice.

Director Qualifications: Mr. Eagle brings to the Board broad experience in a number of areas, as the former Chief Executive Officer and director of DAVIDsTEA Inc. and Executive Vice President, Merchandising and Marketing of Staples, Inc., including retail, management, merchandising, strategic planning, and brand marketing. His experience in the retail industry provides our Board with critical insights.

Mark P. Hipp became a director in February 2018. Since April 2017, Mr. Hipp has been a senior advisor at Centerbridge Partners, L.P., and since January 2013 Mr. Hipp has been the co-Chief Executive Officer of H2IDD, a mergers and acquisitions advisory firm. From November 2013 until April 2017, Mr. Hipp was the operating partner at Sterling Partners, a private equity firm. Prior to that, Mr. Hipp spent over 13 years at Hewlett Packard Enterprise Company, most recently as Vice President & General Manager, HP Global Networking Business Management. Mr. Hipp has served previously on the board of directors of Radial Inc., Innotrac Corporation, and IO Data Centers, LLC.

Director Qualifications: Mr. Hipp brings to the Board valuable perspective and insight with respect to issues relating to information technology, including cybersecurity, and mergers and acquisitions.

William J. Montgoris became a director in August 2007. Mr. Montgoris retired as Chief Operating Officer of The Bear Stearns Companies, Inc. in 1999, a position he held since August 1993, after spending 20 years with the company. While at Bear Stearns, Mr. Montgoris also served as the company’s Chief Financial Officer from April 1987 until October 1996. Mr. Montgoris currently serves as the non-executive chairman of the board of directors of Stage Stores, Inc. Mr. Montgoris is also a trustee of Colby College. Mr. Montgoris was previously a director of OfficeMax Incorporated, where he served from July 2007 to November 2013.

Director Qualifications: Mr. Montgoris brings to the Board valuable perspective and insight with respect to finance and accounting after spending over 20 years in the investment banking industry. Mr. Montgoris’s financial expertise offers our Board a deep understanding of financial and audit-related matters. As chairman of the board of directors for Stage Stores, Inc., Mr. Montgoris also brings valuable insight with respect to the retail industry and the oversight of public companies.

David Pulver became a director in January 2002. Mr. Pulver has been a private investor for more than 25 years and is the President of Cornerstone Capital, Inc. Mr. Pulver was previously a director of Hearst-Argyle Television, Inc., where he served from 1997 through 2009, and Costco Wholesale Corporation, where he served from 1983 through 1993. Mr. Pulver currently serves as a trustee of Colby College and as a director of the Bladder Cancer Advocacy Network. Mr. Pulver was a founder of The Children’s Place, Inc. and served as its Chairman and Co-Chief Executive Officer until 1982.

Director Qualifications: Mr. Pulver brings to the Board valuable perspective and insight with respect to children’s apparel and the retail industry as a founder and former Chairman and Co-Chief Executive Officer of The Children’s Place, Inc. Mr. Pulver’s former and current service on various boards of directors has given him valuable experience with respect to finance and accounting, management, and oversight of public companies.

Thomas E. Whiddon became a director in August 2003. Mr. Whiddon retired as Executive Vice President-Logistics and Technology of Lowe’s Companies, Inc. in March 2003, a position he held since 2000. From 1996 to 2000, Mr. Whiddon served as Lowe’s Chief Financial Officer. Since his retirement, Mr. Whiddon has worked as a consultant, serving various companies in executive capacities on an interim basis. Mr. Whiddon is currently a director of Sonoco Products Company, Inc., Dollar Tree, Inc., and BayCare Health System.

Director Qualifications: Mr. Whiddon brings to the Board valuable perspective and insight with respect to management, logistics, technology, and finance and accounting through his many years of experience in the retail industry. His service on the above-listed boards of directors demonstrates his thorough understanding of corporate governance matters. Also, Mr. Whiddon’s financial expertise offers our Board a deep understanding of audit-related matters.

Board Leadership Structure

The Company’s Corporate Governance Principles provide that the positions of Chairman of the Board and Chief Executive Officer may be combined if the non-management directors determine it is in the best interest of the Company. In August 2009, the non-management directors appointed Mr. Casey as Chairman of the Board. The Board believes it is appropriate to continue to combine the positions of Chairman and Chief Executive Officer. Mr. Casey has over 20 years of management, finance, and administrative leadership experience at the Company. In addition, Mr. Casey has extensive knowledge of, and experience with, all other aspects of the Company’s business, including with its employees, customers, vendors, and shareholders. Having Mr. Casey serve as both Chairman and Chief Executive Officer helps promote unified leadership and direction for both the Board and management.

In connection with Mr. Casey’s appointment as Chairman, the non-management directors also created the position of Lead Independent Director (“Lead Director”) and appointed Mr. Whiddon to serve in that role. This position was created to, among other things, ensure that the non-management directors maintain proper oversight of management and Board process. The responsibilities of the Lead Director include:

•	serving as an advisor to the Chief Executive Officer on Board relations, executive management, and other significant matters;

•	serving, as necessary, as a liaison between non-management directors and the Chief Executive Officer;

•	together with the Chairman of the Nominating and Corporate Governance Committee, providing annual Board assessment and other feedback to the Chief Executive Officer;

•	advising the Chief Executive Officer on the Board’s informational needs;

•	consulting on Board meeting materials, schedules, and agendas;

•	calling and presiding over executive sessions of non-management directors;

•	presiding at Board meetings in the absence of the Chairman; and

•	after consultation with the Chief Executive Officer, communicating with major shareholders or other interested parties, as appropriate.

Board and Annual Meetings

Our Corporate Governance Principles require at least four regularly scheduled Board meetings each year, and each director is expected to attend each meeting. The Board met five times during fiscal 2017. In fiscal 2017, no director participated in less than 75% of the aggregate number of all of the Board and applicable committee meetings.

Although the Company does not have a policy regarding director attendance at annual meetings, all directors attended the Company’s annual meeting in fiscal 2017.

Executive Sessions

Executive sessions of non-management directors are held at least four times a year. Any non-management director can request that additional executive sessions be scheduled. The Lead Director presides at the executive sessions of non-management directors.

Board Committees

Our Board has the following standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The charters for each committee are available in the investor relations section of our website at ir.carters.com or in print by contacting Mr. Wu at the Company’s address set forth in the 2018 Notice of Annual Meeting. The Board may also establish other committees to assist in the discharge of its responsibilities.

The table below identifies the current committee members and committee chairperson (as indicated by a “C”).

Director	Audit		Compensation	Nominating & Corporate Governance
Amy Woods Brinkley (a)		✓	✓
Giuseppina Buonfantino					✓
Vanessa J. Castagna					✓
A. Bruce Cleverly			✓		C
Jevin S. Eagle (b)			✓		✓
Paul Fulton (c)			C		✓
Mark P. Hipp (d)
William J. Montgoris		✓
David Pulver		C
Thomas E. Whiddon	✓			✓
Number of Fiscal 2017 Committee Meetings		9	4		5

(a)	Ms. Brinkley will become the chairperson of the Compensation Committee immediately following the Annual Meeting.

(b)	Mr. Eagle was appointed to the Nominating and Corporate Governance Committee in February 2018.

(c)	Mr. Fulton will serve as chairperson of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee through the Annual Meeting.

(d)	Mr. Hipp was appointed to the Board in February 2018.

Audit Committee

The members of our Audit Committee are Ms. Brinkley and Messrs. Montgoris, Pulver, and Whiddon. Mr. Pulver serves as chairperson.

During fiscal 2017, the Audit Committee held nine meetings. The Audit Committee is responsible for, among other things:

•	oversight of the quality and integrity of, and risks related to, the consolidated financial statements, including the accounting, auditing, and financial reporting practices of the Company;

•	oversight of the Company’s internal controls over financial reporting;

•	oversight of the Company’s external audit process;

•	oversight of the processes, procedures, and capabilities of the Company’s enterprise risk management program;

•	appointment of the independent auditor and oversight of their performance, including their qualifications and independence;

•	oversight of the Company’s compliance with legal and regulatory requirements, except to the extent oversight is delegated to other Board committees; and

•	oversight of the performance of the Company’s internal audit function.

The Audit Committee operates pursuant to a written charter that addresses the requirements of the New York Stock Exchange’s (“NYSE”) listing standards. The Board has determined that each member of the Audit

Committee is independent and meets the financial literacy requirements, each as set forth in the NYSE’s listing standards. The Board has also determined that each of Messrs. Montgoris, Pulver, and Whiddon is an “audit committee financial expert” as defined under SEC rules.

The Audit Committee Report is included in this proxy statement on page 49.

Compensation Committee

The members of our Compensation Committee are Ms. Brinkley and Messrs. Cleverly, Eagle, and Fulton. Mr. Fulton will serve as chairperson through the Annual Meeting, and Ms. Brinkley will become chairperson immediately following the Annual Meeting.

During fiscal 2017, the Compensation Committee held four meetings. The Compensation Committee is responsible for, among other things:

•	establishing the Company’s philosophy, policies, and strategies relative to executive compensation, including the mix of base salary, short-term and long-term incentive compensation, within the context of stated guidelines for compensation relative to peer companies, as determined from time to time by the Compensation Committee;

•	evaluating the performance of the Chief Executive Officer and other executive officers relative to approved performance goals and objectives;

•	setting the compensation of the Chief Executive Officer and other executive officers based upon the evaluation of performance, market benchmarks, and other factors;

•	assisting the Board in developing and evaluating candidates for key executive positions and ensuring succession plans are in place for the Chief Executive Officer and other executive officers;

•	evaluating compensation plans, policies, and programs with respect to executive officers, independent directors, and certain key personnel;

•	monitoring and evaluating benefit programs for the Company’s executive officers and certain key personnel;

•	reviewing and discussing with management, and recommending to the Board for inclusion in the proxy statement, proposals relating to shareholder advisory votes on executive compensation (the “say-on-pay” proposal) and on the frequency of the “say-on-pay” proposal (the “say-on-frequency” proposal); and

•	reviewing and discussing with management the Company’s Compensation Discussion and Analysis (“CD&A”) and producing an annual report on executive compensation for inclusion in the proxy statement, as applicable.

This year’s Compensation Committee Report is included in this proxy statement on page 30.

The CD&A, which begins on page 20, discusses how the Compensation Committee makes compensation-related decisions regarding our NEOs.

The Compensation Committee operates pursuant to a written charter that addresses the requirements of the NYSE’s listing standards. The Board has determined that each member of the Compensation Committee is independent as defined in the NYSE’s listing standards.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee serving during fiscal 2017 has been an officer or other employee of the Company. None of our executive officers has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Mses. Castagna and Buonfantino, and Messrs. Cleverly, Eagle, Fulton, and Whiddon. Mr. Cleverly serves as chairperson. Mr. Fulton will serve as a member through the Annual Meeting, and Mr. Eagle joined as a member in February 2018.

During fiscal 2017, the Nominating and Corporate Governance Committee held five meetings. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying and recommending candidates qualified to become Board members and reviewing existing members for re-election;

•	recommending directors for appointment to Board committees; and

•	developing and recommending to the Board a set of corporate governance principles and monitoring the Company’s compliance with and effectiveness of such principles.

The Nominating and Corporate Governance Committee operates pursuant to a written charter that addresses the requirements of the NYSE’s listing standards. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in the NYSE’s listing standards.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee regularly assesses the appropriateness of the size of the Board. In the event that vacancies occur or are anticipated, the Nominating and Corporate Governance Committee will consider prospective nominees that come to its attention through current Board members, search firms, or other sources. The Board believes that it is appropriate to limit the group of shareholders who can propose nominees due to time constraints on the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider persons recommended by shareholders who hold more than 1% of our common stock for inclusion as nominees for election to the Board if the names of such persons are submitted to Mr. Wu at the Company’s address set forth in the 2018 Notice of Annual Meeting. This submission must be made in writing and in accordance with our by-laws, including mailing the submission in a timely manner and maintaining share ownership at the time of the applicable annual meeting, and the submission must include the nominee’s name, address, and qualifications for Board membership.

When evaluating a potential candidate for membership on the Board, including candidates properly submitted by shareholders, the Nominating and Corporate Governance Committee considers each candidate’s skills and experience and assesses the needs of the Board and its committees at that point in time. Although the Nominating and Corporate Governance Committee does not have a formal policy on diversity, it believes that diversity is an important factor in determining the composition of the Board, and seeks to have Board members with diverse backgrounds, experiences, and points of view. In connection with its assessment of all prospective nominees, the Nominating and Corporate Governance Committee will determine whether to interview such prospective nominees, and if warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, will interview such prospective nominees in person or by telephone. Once this evaluation is completed, if warranted, the Nominating and Corporate Governance Committee selects the nominees and recommends to the Board that they be nominated for election at the annual meeting.

Shareholder Communication with Directors

A shareholder or other interested party may submit a written communication to the Board, the Lead Director, or other individual non-management directors. The submission must be delivered to Mr. Wu at the Company’s address set forth in the 2018 Notice of Annual Meeting.

The Board, the Lead Director, or other non-management directors may require the submitting shareholder to furnish such information as may be reasonably required or deemed necessary to sufficiently review and consider the submission of such shareholder.

Each submission will be forwarded, without editing or alteration, to the Board, the Lead Director, or individual non-management directors, as appropriate, at, or prior to, the next scheduled meeting of the Board. The Board, the Lead Director, or other individual non-management directors, as appropriate, will determine, in their sole discretion, the method by which such submission will be reviewed and considered.

Risk Oversight

The Company’s management is responsible for identifying, assessing, managing, and mitigating the Company’s strategic, financial, operational, and compliance risks.

The Board is responsible for overseeing risk management at the Company and management’s efforts in these areas. The Board exercises direct oversight of strategic risks to the Company and other risk areas not delegated to one of its committees.

The Audit Committee is responsible for overseeing the processes, procedures, and capabilities of the Company’s enterprise risk management program, risks related to its financial statements, financial reporting, and internal controls, as well as compliance with legal and regulatory requirements.

The Compensation Committee oversees risks associated with the Company’s compensation policies and practices with respect to both executive compensation and compensation generally, as well as compliance with legal and regulatory requirements as they relate to compensation. The Compensation Committee reviews the Company’s compensation policies and practices with management to confirm that there are no risks arising from such compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

The Nominating and Corporate Governance Committee is responsible for overseeing compliance with legal and regulatory requirements as such requirements relate to corporate governance, and for overseeing risks related to the Company’s social compliance program. The Board and its Committees receive updates from senior management on relevant risks and management efforts in these areas at its Board and committee meetings at least annually and more frequently, as appropriate.

Corporate Governance Principles and Code of Ethics

The Company is committed to conducting its business with the highest level of integrity and maintaining the highest standards of corporate governance. Our Corporate Governance Principles and Code of Ethics provide the structure within which our Board and management operate the Company. The Company’s Code of Ethics applies to all directors and Company employees, including each of the Company’s executive officers. Our Corporate Governance Principles and Code of Ethics are available in the investor relations section of our website at ir.carters.com or in print by contacting Mr. Wu at the Company’s address set forth in the 2018 Notice of Annual Meeting.

Director Independence

The NYSE listing standards and the Company’s Corporate Governance Principles require a majority of the Company’s directors to be independent from the Company and the Company’s management. For a director to be considered independent, the Board must determine that the director has no direct or indirect material relationship with the Company. The Board considers all relevant information provided by each director regarding any relationships each director may have with the Company or management. As a result of this review, our Board has determined that all of our non-management directors (comprised of all directors other than Mr. Casey) are independent and meet the independence requirements under the listing standards of the NYSE, the rules and regulations of the SEC, and the Company’s Corporate Governance Principles.

Board and Committee Evaluations

The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and Board and committee effectiveness. Through this process, directors provide feedback and assess Board, committee and director performance, including areas where the Board believes it is functioning effectively and areas where the Board believes it can improve. The Board and the committees may, from time to time, engage outside third parties to help with this process.

In fiscal 2017, under the leadership of the Lead Director and the Chairperson of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversaw our annual evaluation process, which focused on three components:

•	the Board;

•	the committees; and

•	individual directors.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

The Board proposes that the following ten director nominees be elected to the Board to serve until the next annual meeting in 2019, or until his or her earlier resignation, death, or removal. Each nominee is listed below.

Name	Age
Amy Woods Brinkley	62
Giuseppina Buonfantino	50
Michael D. Casey	57
Vanessa J. Castagna	68
A. Bruce Cleverly	72
Jevin S. Eagle	51
Mark Hipp	56
William J. Montgoris	71
David Pulver	76
Thomas E. Whiddon	65

The Board recommends a vote FOR the election of each of the director nominees listed above.

Vote Required

Pursuant to our by-laws and our Corporate Governance Principles, the number of votes properly cast “for” a director nominee must exceed the aggregate number of votes cast “against” that nominee and shares to which the holder “abstains” with respect to that nominee for that nominee to be elected. Abstentions and broker non-votes will be counted towards a quorum, and abstentions will have the practical effect of a vote “against” a director nominee. Broker non-votes are not considered shares entitled to vote in the election of directors.

Any nominee who does not receive a majority of votes cast “for” his or her election is required to tender their resignation. The Nominating and Corporate Governance Committee is then required to make a recommendation to the Board as to whether it should accept or reject such resignation. The Board, taking into account such recommendation, will decide whether to accept such resignation. The Board’s decision will be publicly disclosed within ninety days after the results of the election are certified. A director whose resignation is under consideration shall abstain from participating in any recommendation or decision regarding his or her resignation. If the resignation is not accepted, the director will continue to serve until the next annual meeting of shareholders and until such director’s successor is elected and qualified.

COMPENSATION OF DIRECTORS

Each of our non-management directors receives an annual retainer, meeting fees, and an annual stock award. Each of our committee chairpersons and our Lead Director receives an additional annual retainer. With respect to each director who served on the Board in fiscal 2017, each such director’s annual retainer was comprised of a $76,000 cash payment and an immediately vested grant of our common stock valued at approximately $130,000. Each director received meeting fees of $2,500 for each regularly scheduled Board meeting, and $1,000 for each regularly scheduled or special meeting of our standing Board committees.

In fiscal 2017, the chairperson of our Audit Committee and our Lead Director each received $25,000 cash retainers, and the chairpersons of our Compensation and Nominating and Corporate Governance Committees each received $20,000 cash retainers.

We reimburse directors for travel expenses incurred in connection with attending Board and committee meetings and for other expenses incurred while conducting Company business.

Mr. Casey receives no additional compensation for serving on the Board.

There are no family relationships among any of the directors or our executive officers and none of our non-management directors performed any services for the Company other than services as directors.

The following table provides information concerning the compensation of our non-management directors for fiscal 2017.

FISCAL 2017 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($) (a)	Stock Awards ($) (b)	Total ($)
Amy Woods Brinkley	$101,500	$130,068	$231,568
Giuseppina Buonfantino	$92,500	$130,068	$222,568
Vanessa J. Castagna	$91,500	$130,068	$221,568
A. Bruce Cleverly	$116,500	$130,068	$246,568
Jevin S. Eagle	$92,500	$130,068	$222,568
Paul Fulton	$116,500	$130,068	$246,568
William J. Montgoris	$97,500	$130,068	$227,568
David Pulver	$122,500	$130,068	$252,568
Thomas E. Whiddon	$126,500	$130,068	$256,568

(a)	This column reports the amount of cash compensation earned in fiscal 2017 through annual cash retainers and meeting fees.

(b)	On May 17, 2017, we issued 1,540 shares of common stock to each non-management director with a grant date fair value of $84.46 per share.

For complete beneficial ownership information of our common stock for each director, see heading “Securities Ownership of Beneficial Owners, Directors, and Executive Officers” on page 39.

Utilizing data on non-management director compensation from the Company’s peer group, as well as considering general industry trends presented by Korn Ferry Hay Group, an independent compensation consultant, in May 2017, the Compensation Committee determined to increase non-management director cash retainer compensation from $60,000 to $76,000 for fiscal 2017.

Under the Company’s minimum ownership guidelines, no director may sell Company stock unless he or she owns shares of Company stock with a total market value in excess of five times his or her annual cash retainer, or $380,000, by the end of his or her second term of service on the Board. Each of our directors complied with these ownership guidelines in fiscal 2017.

EXECUTIVE OFFICERS’ BIOGRAPHICAL INFORMATION AND EXPERIENCE

The following table sets forth the name, age, and position of each of our executive officers as of the date of this proxy statement.

Name	Age	Position
Michael D. Casey	57	Chairman of the Board of Directors & Chief Executive Officer
Brian J. Lynch	55	President
Kevin D. Corning	55	Executive Vice President, International
Julie A. D’Emilio	51	Executive Vice President, Sales
William G. Foglesong	48	Executive Vice President, Retail & Marketing
Patrick Q. Moore	48	Executive Vice President, Strategy & Business Development
Peter R. Smith	57	Executive Vice President, Supply Chain
Richard F. Westenberger	49	Executive Vice President & Chief Financial Officer
Jill A. Wilson	51	Senior Vice President, Human Resources & Talent Development
Michael C. Wu	51	Senior Vice President of Legal and Corporate Affairs, General Counsel & Secretary

Michael D. Casey joined the Company in 1993 as Vice President of Finance. Mr. Casey was named Senior Vice President of Finance in 1997, Senior Vice President and Chief Financial Officer in 1998, Executive Vice President and Chief Financial Officer in 2003, and Chief Executive Officer in 2008. Mr. Casey became a director in 2008 and was named Chairman of the Board of Directors in 2009. Prior to joining the Company, Mr. Casey worked for Price Waterhouse LLP, a predecessor firm to PwC, from 1982 to 1993.

Brian J. Lynch joined the Company in 2005 as Vice President of Merchandising. Mr. Lynch was named Senior Vice President in 2008. In 2009, Mr. Lynch was named Executive Vice President and Brand Leader for Carter’s. In 2012, Mr. Lynch was named President. Prior to joining the Company, Mr. Lynch was with The Walt Disney Company from 1995 to 2005 in various merchandising, brand management, and strategy roles in the Disney Parks & Resorts division. Prior to Disney, Mr. Lynch worked for Champion Products, a division of Hanesbrands Inc., where he held finance, sales management, and marketing positions.

Kevin D. Corning joined the Company in 2012 as Executive Vice President, International. From 2008 to 2012, Mr. Corning served as a General Manager in the Luxury & Lifestyle division of DKSH, a leading market expansion services company, where he was responsible for the manufacturing, marketing, and retail distribution of leading brands in Asia, including Levi’s and Dockers. From 2005 to 2007, Mr. Corning served as President of Masterfoods Brazil, a division of Mars, Incorporated. Mr. Corning started his career with Kraft Foods, Inc. and also worked for Nike, Inc. in various management positions, including country general manager roles in Chile and Brazil.

Julie A. D’Emilio joined the Company in 2006 as Vice President of Sales. Ms. D’Emilio was named Senior Vice President of Sales in 2013, and then Executive Vice President, Sales in 2016. Prior to joining the Company, Ms. D’Emilio was with Calvin Klein Jeans, a division of The Warnaco Group, Inc., in various management positions, including Executive Vice President of Juniors’ and Girls, and Vice President of the Women’s Division. Ms. D’Emilio began her career with Liz Claiborne Inc. and also worked for London Fog Industries, Inc. and Jones Apparel Group, a predecessor of The Jones Group, Inc.

William G. Foglesong joined the Company in 2010 as Senior Vice President of Marketing, with responsibility for marketing and eCommerce, and was named Executive Vice President, Retail & Marketing in 2016. From 2008 to 2010, Mr. Foglesong was the Vice President of Marketing and Direct-To-Consumer at Spanx, Inc., a leading woman’s apparel company. From 2002 to 2008, Mr. Foglesong worked at The Home Depot, Inc. where he held various management positions, including General Manager of Home Depot Direct. Mr. Foglesong started his career with the General Electric Company and gained additional experience at The Boston Consulting Group where he focused on building internet strategies for his clients.

Patrick Q. Moore joined the Company in 2017 as Executive Vice President, Strategy & Business Development. From 2013 to 2017, Mr. Moore was Executive Vice President, Chief Strategy Officer with YP Holdings, a portfolio company of Cerberus Capital Management and one of the largest digital media businesses in the United States. While at YP, Mr. Moore was responsible for a number of functions including strategy, corporate development, labor, compliance, real estate, and business development. From 2001 to 2013, Mr. Moore was with McKinsey & Company, Inc., where he served as a partner from 2006 to 2013, and managed clients across a variety of industries, including consumer products, retail, media, hospitality, and technology.

Peter R. Smith joined the Company in 2015 as Executive Vice President, Supply Chain. From 2006 to 2015, Mr. Smith was with V.F. Corporation, serving most recently as Vice President, Supply Chain, EMEA & APAC based in Switzerland and previously as Senior Vice President, Supply Chain, VF Sportswear Coalition based in New York. Mr. Smith began his career at Phillips-Van Heusen Corporation and also worked for London Fog Industries, Inc. in various management positions, including Chief Operations Officer and President of London Fog Retail, Pacific Trail Outerwear and other roles in planning, operations, and business systems.

Richard F. Westenberger joined the Company in 2009 as Executive Vice President & Chief Financial Officer. Mr. Westenberger’s responsibilities include management of the Company’s finance and information technology functions. Prior to joining the Company, Mr. Westenberger served as Vice President of Corporate Finance and Treasurer of Hewitt Associates, Inc. from 2006 to 2008. From 1996 to 2006, Mr. Westenberger held various senior financial management positions at Sears Holdings Corporation and its predecessor organization, Sears, Roebuck and Co., including Senior Vice President & Chief Financial Officer of Lands’ End, Inc., Vice President of Corporate Planning & Analysis, and Vice President of Investor Relations. Prior to Sears, Mr. Westenberger was with Kraft Foods, Inc. He began his career at Price Waterhouse LLP, a predecessor firm to PwC, and is a certified public accountant.

Jill A. Wilson joined the Company in 2009 as Vice President of Human Resources. In 2010, Ms. Wilson was promoted to Senior Vice President, Human Resources & Talent Development. Ms. Wilson joined the Company after more than 20 years with The May Company and Macy’s, Inc. While at Macy’s, Ms. Wilson held various human resource positions of increasing responsibility, including Group Vice President of Human Resources. Ms. Wilson has extensive experience in a broad range of human resource disciplines including global talent management, organizational development, learning and development, compensation, benefits, talent acquisition, and mergers.

Michael C. Wu joined the Company in 2014 as Senior Vice President of Legal and Corporate Affairs, General Counsel & Secretary. From 2006 to 2014, Mr. Wu served as General Counsel and Secretary of Rosetta Stone Inc. From 1999 to 2006, Mr. Wu served in several legal and executive positions with Teleglobe International Holdings Ltd., a formerly publicly traded company in the telecommunications industry, including as Vice President and General Counsel. Prior to joining Teleglobe, Mr. Wu was a Senior Counsel for Global One Communications LLC, a joint venture between Deutsche Telekom, France Telecom, and Sprint Corporation. Mr. Wu also previously worked at Baker Botts, LLP and a firm which eventually merged into Morgan, Lewis & Bockius LLP.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis, or CD&A, is intended to provide information regarding the Company’s executive compensation program and practices. This CD&A covers a variety of topics, including the Company’s compensation philosophy regarding executive compensation, the role of our Compensation Committee in setting the compensation of our executive officers, including our NEOs, and our executive compensation decisions for fiscal 2017.

Our NEOs for fiscal 2017 were:

•	Michael D. Casey, Chairman and Chief Executive Officer;

•	Richard F. Westenberger, Executive Vice President & Chief Financial Officer;

•	Brian J. Lynch, President;

•	Kevin D. Corning, Executive Vice President, International; and

•	Peter R. Smith, Executive Vice President, Supply Chain.

Each of our NEOs was employed by the Company in their respective roles for all of fiscal 2017.

Executive Compensation Highlights for 2017

The Compensation Committee believes that our executive compensation program is appropriately designed to attract and retain superior executive talent and also to drive performance. After review of various factors, including our financial performance, the Compensation Committee took the following actions, among others, with respect to fiscal 2017 compensation for our NEOs:

•	reviewed the peer group used by the Compensation Committee as a source of comparative compensation data in 2017, and adjusted the peer group, as described below;

•	paid out annual cash incentive compensation at 73% of target based on the level of achievement of the Company’s 2017 goals for performance in net sales, adjusted operating income, and adjusted EPS (each as defined below); and

•	approved grants of stock options and time-based and performance-based restricted shares.

Compensation Governance

What We Do:

Align Pay with Company Performance: A significant portion of our NEOs’ total direct compensation is linked to Company performance in the form of incentive compensation and long-term equity compensation tied to performance criteria.

Retain an Independent Compensation Consultant: The Compensation Committee retains an independent consultant to advise it on executive and director compensation matters and to help analyze comparative compensation data to confirm that the design and pay levels of our compensation program are consistent with market practices.

Utilize Stock Ownership Guidelines: We have minimum stock ownership guidelines for our executive officers to encourage them to maintain a meaningful equity interest in the Company in order to more closely align their interests with those of our shareholders in general.

Utilize Equity Retention Guidelines: Our equity retention policy for executive officers requires holding periods for time-based restricted stock and time-based stock option grants.

Have Double-Trigger Cash Severance Arrangements in the Event of a Change of Control: Our severance agreements with our NEOs provide for cash severance benefits to be paid only if there is a qualifying termination in connection with a change of control.

What We Do Not Do

No Guaranteed Annual Salary Increases or Guaranteed Bonuses

No Re-Pricing of Stock Options Without Shareholder Approval

No Hedging, Pledging, or Short Sales of Company Stock

No Special Perquisites Provided to Our NEOs

No Equity Grants Below 100% Fair Market Value

Clawback Policy

The Board has adopted a policy for the recovery of cash and equity performance-based compensation from executives (these are generally referred to as “recoupment” or “clawback” policies). The policy provides that the Board may require an executive to reimburse or forfeit a performance-based award or repay performance-based compensation if the Company is required to prepare an accounting restatement as a result of misconduct, if such executive knowingly caused or failed to prevent such misconduct.

Compensation Philosophy

The Company is committed to achieving long-term, sustainable growth and increasing shareholder value. Our compensation philosophy is to set our NEOs’ total direct compensation at levels that will attract, motivate, and retain superior executive talent in a highly competitive environment. The Company’s compensation program for our NEOs is designed to support these objectives and encourage strong financial performance on an annual and long-term basis, without encouraging excessive risks, by linking a significant portion of our NEOs’ total direct compensation to Company performance in the form of incentive compensation and long-term performance stock. The principal components of the compensation structure for our NEOs are base salary, annual cash incentive compensation, and long-term equity incentive compensation. Together, the Company refers to these three components as total direct compensation.

Say-on-Pay Results

At the 2017 annual meeting of shareholders, approximately 97.8% of the votes cast were in favor of the advisory vote to approve executive compensation. While this vote was advisory and not binding, the Compensation Committee carefully considered the result of the say-on-pay vote in the context of our overall compensation philosophy, as well as our compensation policies and decisions. After reflecting on the say-on-pay vote, our Compensation Committee decided that no changes to the 2017 compensation philosophy were necessary. At the Annual Meeting, the Company plans to again hold an annual advisory vote to approve executive compensation (Proposal Number Two). The Compensation Committee plans to continue to consider the results from this year’s and future advisory votes on executive compensation.

Role of the Compensation Committee, Independent Consultant and Management

Our Compensation Committee sets the total direct compensation of our NEOs, as well as the financial performance targets for our NEOs’ annual cash incentive compensation and vesting terms for their equity awards, including performance-based awards. Our Compensation Committee has engaged Korn Ferry Hay Group, an independent compensation consultant, to advise it on executive and director compensation matters. Korn Ferry Hay Group also assists the Compensation Committee in gathering and analyzing comparative compensation data both from among the companies in Korn Ferry Hay Group’s Retail Industry Executive and Management Total Remuneration Survey and from our peer group, each as described in more detail below. With the goal of maintaining the effectiveness of our executive compensation program, and not to alter our compensation philosophy, our Compensation Committee reviews the reasonableness of compensation for our executive officers, including our NEOs, and compares it with compensation data from Korn Ferry Hay Group’s Retail Survey, as described below, and our peer group.

Korn Ferry Hay Group serves at the discretion of the Compensation Committee and regularly attends executive sessions with the Compensation Committee. At the direction of the Compensation Committee, our Chief Executive Officer works with Korn Ferry Hay Group to review comparative compensation data and makes recommendations for base salary, annual cash incentive compensation, and long-term equity incentive compensation for our NEOs, other than himself. Compensation for our Chief Executive Officer is set by the Compensation Committee, without any involvement by the Chief Executive Officer, based on recommendations made by Korn Ferry Hay Group.

The Compensation Committee has assessed the independence of Korn Ferry Hay Group pursuant to the NYSE’s and the SEC’s rules, and has determined that Korn Ferry Hay Group is independent and the work provided by Korn Ferry Hay Group did not raise a conflict of interest.

Factors Used in Determining Executive Compensation

In setting compensation of all NEOs, our Compensation Committee takes into account multiple objective and subjective factors, including:

•	the nature and scope of each executive’s responsibilities;

•	comparative compensation data for executives in similar positions at companies in Korn Ferry Hay Group’s Retail Survey and in our peer group, as described below;

•	each executive’s experience, performance, and contribution to the Company;

•	the Company’s performance;

•	prior equity awards and potential future earnings from equity awards;

•	retention needs; and

•	any other factors the Compensation Committee deems relevant.

The Retail Survey and Peer Group Analysis

The survey conducted by Korn Ferry Hay Group is comprised of 143 companies in the retail and wholesale industries and provides comparable compensation information by controlling for differences in companies’ revenue size and in the scope of responsibility of different executives. Beginning in August 2012, the Compensation Committee, at the advice of Korn Ferry Hay Group, began using a subset of Korn Ferry Hay Group’s survey for executive compensation market assessment. For fiscal 2017, this subset included 37 companies (“Retail Survey” as listed in Appendix A). The Compensation Committee believes that these companies are engaged in businesses more similar to the Company’s business than the other companies in Korn Ferry Hay Group’s survey because they are largely apparel and related products retailers or department stores who primarily sell apparel and related products.

In addition, our Compensation Committee has established a peer group, which is generally comprised of companies in the retail or wholesale industries that primarily conduct business in apparel or related accessories, sell products under multiple brands through retail and outlet stores, and have net sales generally between one-half and two times the Company’s net sales. For the Company’s fiscal 2017 analysis, our peer group was comprised of the following fifteen companies:

Abercrombie & Fitch Co.	Guess?, Inc.
American Eagle Outfitters, Inc.	Hanesbrands Inc.
Ascena Retail Group, Inc.	Lands’ End, Inc.
Chico’s FAS, Inc.	Tapestry, Inc. (a)
The Children’s Place, Inc.	Ulta Beauty, Inc.
Columbia Sportswear Company	Under Armour, Inc.
DSW Inc.	Urban Outfitters, Inc.
Fossil Group, Inc.

(a)	Coach, Inc. changed its name to Tapestry, Inc., effective October 31, 2017.

In August 2017, our Compensation Committee conducted with Korn Ferry Hay Group its annual review of our peer group and determined, based on the criteria established for inclusion in the peer group, to remove Fossil Group, Inc. and Lands’ End, Inc. from the peer group, and to include lululemon athletica inc. and Williams-Sonoma, Inc. in the peer group, for fiscal 2018.

Total Direct Compensation

In setting a total direct compensation target for each NEO, our Compensation Committee considers both the objective and subjective factors set forth above. The Compensation Committee also reviews total direct compensation, and its individual components, at the 25th, 50th, and 75th percentile levels paid to executives in similar positions at the companies in the Retail Survey and our peer group to understand where the compensation it sets falls relative to market practices. These levels were selected because the Compensation Committee reviews this peer data as a reference point in determining whether the total compensation opportunity is likely to provide sufficient motivation and retention as well as whether it properly reflects the NEO’s role and scope of responsibilities relative to the companies in the Retail Survey and our peer group. The Compensation Committee chose the actual amount of each element of compensation and the total compensation opportunity of each executive officer based, in part, on its review of data for the companies in the Retail Survey and our peer group, and in part, on the factors discussed above under the heading “Factors Used in Determining Executive Compensation” and below in respect of actual compensation decisions for fiscal 2017.

Throughout fiscal 2017, our Compensation Committee reviewed compensation data from the Retail Survey and our peer group to compare to the compensation of our NEOs.

Base Salary

When setting base salaries for our NEOs, our Compensation Committee considers the objective and subjective factors set forth above and also reviews base salaries at the 25th, 50th, and 75th percentile levels paid to executives in similar positions at the companies in the Retail Survey and our peer group, as appropriate.

Utilizing base salary data from the Retail Survey and base salary data for the Company’s peer group, as well as making adjustments in light of the objective and subjective factors discussed above, the Committee determined to increase base salaries for fiscal 2017 for each of our NEOs as set out below, to better align with market competitive levels.

	Michael Casey	Richard Westenberger	Brian Lynch	Kevin Corning	Peter Smith
Previous base salary (annual)	$990,000	$575,000	$710,000	$520,000	$490,000
Base salary after increase (annual)	$1,020,000	$595,000	$730,000	$535,000	$505,000

Annual Cash Incentive Compensation

The Company makes annual cash incentive compensation (through our Amended and Restated Incentive Compensation Plan) a significant component of our NEOs’ targeted total direct compensation in order to motivate our executives to meet and exceed the Company’s annual operating plans. For each NEO, our Compensation Committee approves target annual cash incentive compensation as a percentage of such NEO’s base salary. In establishing these annual cash incentive compensation targets, the Compensation Committee considers our NEOs’ potential total direct compensation in light of the Company’s compensation philosophy and comparative compensation data. Our NEOs may also receive special bonuses in recognition of special circumstances or for superior performance.

In February 2017, our Compensation Committee set the following fiscal 2017 annual cash incentive compensation targets for our NEOs: 125% of base salary for Mr. Casey, 100% for Mr. Lynch, 75% for Messrs. Corning, Smith, and Westenberger.

The NEOs can earn their annual cash incentive compensation based upon the Company’s achievement of financial performance targets pre-determined by the Compensation Committee. In accordance with our Incentive Compensation Plan, for fiscal 2017, the Compensation Committee used three financial performance metrics to determine the amount, if any, of annual cash incentive compensation to be paid under our Incentive Compensation Plan: net sales (weighted at 35%); operating income, as adjusted, if applicable, in the same manner as for presentation to the financial markets (weighted at 30%); and diluted earnings per share (“EPS”), as adjusted, if applicable, in the same manner as for presentation to the financial markets (weighted at 35%). (Please see additional information in our quarterly earnings releases for how operating income and EPS are adjusted for the purposes of determining our NEOs’ compensation.)

Our Compensation Committee selected net sales, operating income (as it may be adjusted), and diluted EPS (as it may be adjusted) as performance metrics because it believes these metrics are key measures that are aligned with the interests of our shareholders and provide a means to measure the quality of our earnings.

Our Compensation Committee has the discretion not to award or reduce annual cash incentive compensation, even if the Company achieves its financial performance targets, and to take into account personal performance in determining the percentage of each NEO’s annual cash incentive compensation to be paid, if any.

For example, our Compensation Committee has discretion to reduce future incentive compensation awards based on financial restatements or misconduct. In addition, in accordance with the requirements of the Sarbanes-Oxley Act of 2002, Messrs. Casey and Westenberger are subject to the adjustment, cancellation, or recovery of incentive awards or payments made to them in the event of a financial restatement, and all of our NEOs are subject to the clawback policy described above.

Our NEOs could have earned from 0% to 200% of their target annual cash incentive compensation in fiscal 2017 based upon the Company’s achievement of the following targets, weighted at the following percentages:

	Net Sales ($ in billions) (35%)	Adjusted Operating Income ($ in millions) (30%) (a)	Adjusted Diluted EPS (35%)
25% of Target Annual Cash Incentive Compensation (Threshold)	$3.304	$444.0	$5.49
100% of Target Annual Cash Incentive Compensation (Target)	$3.419	$460.0	$5.70
200% of Target Annual Cash Incentive Compensation (Maximum)	$3.484	$482.0	$5.99
Actual 2017 Performance	$3.400	$445.0	$5.76

(a)	Although the adjusted operating income for fiscal 2017 was above the threshold amount, once the incentive compensation payments were included into the calculation of adjusted operating income, it was below the threshold amount. As a result, no credit was given with respect to the attainment of this target.

Based on the Company’s fiscal 2017 performance, our NEOs were awarded 73% of their cash incentive compensation targets for fiscal 2017. Actual payouts for the NEOs are shown in the Summary Compensation Table.

Long-Term Equity Incentive Compensation

Our Equity Incentive Plan allows for various types of equity awards, including stock options, restricted stock, restricted stock units, stock appreciation rights, and deferred stock. Awards under our Equity Incentive Plan are granted to recruit, motivate, and retain employees and in connection with promotions or increased responsibility. Historically, our Compensation Committee has awarded a combination of time-based stock options, time and performance-based restricted stock, and time-based restricted stock units, although it may choose to use other forms of equity awards in the future.

All awards under our Equity Incentive Plan must be approved by our Compensation Committee. Our Compensation Committee determines the type, timing, and amount of equity awards granted to each of our NEOs after considering their previous equity awards, base salary, and target annual cash incentive compensation in light of the Company’s compensation philosophy. Our Compensation Committee also considers the comparative compensation data in the Retail Survey and our peer group, and our desire to retain and motivate our NEOs and to align their goals with the long-term goals of our shareholders. Our Compensation Committee’s practice is to approve grants of stock options, restricted stock, and restricted stock units at regularly scheduled meetings. Our Compensation Committee may also make equity grants at special meetings or by unanimous written consent. Our Compensation Committee could select a date subsequent to a regularly scheduled meeting on which to grant equity awards. Our Compensation Committee sets the exercise prices of equity awards at the closing price of our common stock on the NYSE on the date of grant.

In considering the value of equity awards, we calculate the value of stock option awards by using the Black-Scholes option pricing valuation method and the value of time-based and performance-based restricted stock awards using the closing price of our common stock on the date of grant.

In February 2017, based on criteria described above, our Compensation Committee approved annual stock option, restricted stock, and performance-based restricted stock grants for each NEO. The following table details the number of shares underlying the grants to each of our NEOs. A more detailed description of such grants can be seen below in the table “Fiscal 2017 Grants of Plan-Based Awards” and its footnotes.

	Michael Casey	Richard Westenberger	Brian Lynch	Kevin Corning	Peter Smith
Stock Options	69,000	7,000	13,920	7,000	7,000
Restricted Stock	16,372	1,640	3,300	1,640	1,640
Performance-Based Restricted Stock	32,744	3,280	6,600	3,280	3,280

Each NEO’s performance-based restricted stock granted in February 2017 is eligible to vest in fiscal 2020 in varying percentages (between 25% and 150%) if the Company achieves certain growth in EPS (as adjusted for items judged to be non-recurring or unusual in nature), as measured for fiscal 2019. Once vested, the performance-based restricted stock granted to Mr. Casey may not be sold for an additional one-year period (except to satisfy tax obligations resulting from vesting of such shares).

All of the time-based stock option and time-based restricted stock awards granted to our NEOs in fiscal 2017 are subject to the equity retention policy described below, contingent on the NEO’s continued employment with the Company, and vest in four equal annual installments on the anniversary of each grant date.

Stock Ownership Guidelines and Equity Retention Policy

Our Compensation Committee regularly reviews the equity ownership of our NEOs compared to the Company’s minimum ownership guidelines. Under the Company’s minimum ownership guidelines, no NEO may sell shares of Company stock (other than to cover the tax obligations resulting from the vesting of Company restricted stock or from exercising vested stock options) unless they own shares of Company stock with a total market value in excess of a multiple of his base salary and continues to maintain such level of ownership after such sale. For fiscal 2017, the ownership multiples for our NEOs were as follows:

Multiple of Base Salary
Chief Executive Officer	7x
President	4x
Executive Vice Presidents	3x

During fiscal 2017 each of our NEOs was in compliance with his applicable ownership requirement.

Our equity retention policy for NEOs requires that, prior to any sale, any time-based restricted stock granted to an NEO after January 1, 2009 be held for four years following the date of grant, except for any withholding to cover tax obligations resulting from the vesting of such shares. The policy also requires that shares underlying time-based options granted after January 1, 2009 be held for at least one year from the date of vesting. Further, hedging and pledging of Company stock is prohibited under the Company’s policies to ensure that the interests of the holders of Company stock are fully aligned with those of shareholders in general. During 2017, none of our NEOs hedged or pledged any shares of Company stock.

401(k) Plan

The Company’s 401(k) matching program provides Company matching of employee contributions, including contributions by NEOs, at the discretion of the Company, based on the Company’s performance. In February 2018, the Company announced that employee contributions made to the Company’s 401(k) plan in fiscal 2017 would be matched by the Company up to 100% of the employee’s annual base salary for all eligible employees, up to the maximum amount permitted by the Internal Revenue Service.

Accounting and Tax Considerations

Accounting, tax, and related financial implications to the Company and our NEOs are considered during the analysis of our compensation and benefits program and individual elements of each. Overall, the Compensation Committee seeks to balance attainment of our compensation objectives with the need to maximize current tax deductibility of compensation that may impact earnings and other measures of importance to shareholders.

In general, base salary, annual cash incentive bonus payments, and the costs related to benefits and perquisites are recognized as compensation expense at the time they are earned or provided. Share-based compensation expense is recognized over the vesting period in our consolidated statements of operations for stock options, restricted stock, and performance shares. However, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we may not deduct compensation of more than $1 million paid to the Company’s “covered employees,” which includes (a) any individual who at any time during the taxable year is either our principal executive officer or principal financial officer, or an employee whose total compensation for the tax year is required to be reported to our shareholders because he or she is among the three highest compensated officers for the tax year, other than the principal executive officer or principal financial officer, and (b) any person who was a covered employee at any time after December 31, 2016. Prior to January 1, 2018, certain grants may have qualified as “performance-based compensation” and, as such, would be exempt from the $1 million limitation on deductible compensation. Such performance-based compensation exception was eliminated with respect to tax years beginning January 1, 2018; however, under a transition rule, certain awards issued before November 2, 2017 may still qualify for such exception. While the Compensation Committee is mindful of the benefit to our performance of full deductibility of compensation, the Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Code where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives and support our compensation philosophy. The Compensation Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of our shareholders.

Severance Agreements with NEOs

Each of our current NEOs has a severance agreement with the Company. In the event that an NEO is terminated by the Company for “cause,” retires, becomes disabled, or dies, the executive or his estate will be provided his base salary and medical and other benefits through the termination of his employment.

If an NEO is terminated without “cause,” or an NEO terminates for “good reason” (with “cause” and “good reason” defined in each executive’s respective agreement and summarized below) the Company will be obligated to pay such executive’s base salary for 24 months in the case of Mr. Casey, for 18 months in the case of Mr. Lynch, and for 12 months in the cases of Messrs. Corning, Smith, and Westenberger. In each case, base salary will be paid in bi-weekly installments. The Company is also obligated to pay each NEO a pro-rated annual cash incentive compensation amount that would have been earned by each such executive if he had been employed at the end of the year in which his employment was terminated. The determination of whether an annual cash incentive compensation is payable to the NEO will not take into account any individual performance goals and shall be based solely on the extent to which Company performance goals have been met. Additionally, the Company is obligated to pay the medical, dental, and life insurance benefits for 24 months in the case of Mr. Casey, for 18 months in the case of Mr. Lynch, and for 12 months in the case of Messrs. Corning, Smith, and Westenberger.

In the event that within two years following a “change of control” (with “change of control” defined in each executive’s agreement) the Company terminates the NEO’s employment, other than for “cause” or such executive terminates his employment for “good reason,” the Company shall pay such NEO’s base salary, medical, dental, and life insurance benefits for 36 months in the case of Mr. Casey, 30 months in the case of Mr. Lynch, and 24 months in the case of Messrs. Corning, Smith, and Westenberger. In the event of a “change of control” of the Company, all unvested stock options and all unvested shares of restricted stock held by the NEO will fully vest.

Severance payments made to the NEOs are subject to the requirements of Section 409A Code.

Under the agreements with each of our NEOs, “cause” is generally deemed to exist when such NEO has: (a) been convicted of a felony or entered a plea of guilty or no contest to a felony; (b) committed fraud or other act involving dishonesty for personal gain which is materially injurious to the Company; (c) materially breached his obligations of confidentiality, intellectual property assignment, non-competition, non-solicitation, or non-disparagement against the Company after a cure period, provided such breach by its nature was curable; (d) willfully engaged in gross misconduct which is injurious to the Company; or (e) after a cure period, willfully refused to substantially perform his duties or is grossly negligent in performance of such duties.

Under the agreements with our NEOs, “good reason” is generally deemed to exist when there is (a) a material reduction in the executive’s title, duties, or responsibilities; (b) a material change in the geographic location at which the executive must perform services; or (c) a material breach of the executive’s agreement by the Company.

Potential Payments Upon Termination or Change of Control

Termination

As described in more detail above under the heading “Severance Agreements with NEOs,” we have entered into certain agreements and maintain certain plans that may require us in the future to make certain payments and provide certain benefits in the event of a termination of employment.

For purposes of the table below, a hypothetical termination without “cause” or for “good reason” is assumed to have occurred as of December 30, 2017, the last day of fiscal 2017. The table below indicates the payment and provision of other benefits that would be owed to each of our NEOs as the result of such a termination. There can be no assurance that a termination of employment of any of our NEOs would produce the same or similar results as those set forth below on any other date. The terms “without cause” and “good reason” are defined in the agreements with our executives and summarized above under the heading “Severance Agreements with NEOs.”

	Michael Casey	Richard Westenberger	Brian Lynch	Kevin Corning	Peter Smith
Base Salary	$2,040,000	$595,000	$1,095,000	$535,000	$505,000
Cash Incentive Compensation (a)	930,500	325,700	532,800	292,900	276,400
Health and Other Benefits	20,253	10,549	15,192	10,473	10,473

Total	$2,990,753	$931,249	$1,642,992	$838,373	$791,873

(a)	Cash incentive compensation calculations are based on cash incentive compensation targets achieved in fiscal 2017 described in more detail under the heading “Annual Cash Incentive Compensation” above.

Change of Control and Termination Following a Change of Control

In the event of a change of control, as that term is defined under the Company’s Equity Incentive Plan and individual awards, all unvested stock options and all unvested shares of restricted stock will fully vest. In addition, as described in more detail above under the heading “Severance Agreements with NEOs,” we have entered into certain agreements that may require us to make certain payments and provide certain benefits to our NEOs in the event of their termination in relation to a change of control (with “change of control” defined in each executive’s agreement).

For purposes of the table below, we have assumed that all unvested stock options and all unvested shares of restricted stock have fully vested immediately prior to a change of control on December 30, 2017, the last day of fiscal 2017, and that a termination without “cause” occurred immediately following a change of control on

December 30, 2017. The estimated benefit amount of unvested options was calculated by multiplying the number of in-the-money unvested options held by the applicable NEO by the difference between the closing price of our common stock on December 29, 2017 (which is the last trading day before the end of fiscal 2017), as reported by the NYSE, which was $117.49, and the exercise price of the option. The estimated benefit amount of unvested restricted stock was calculated by multiplying the number of restricted shares held by the applicable NEO by the closing price of our common stock on December 29, 2017 (which is the last trading day before the end of fiscal 2017), as reported by the NYSE, which was $117.49.

There can be no assurance that a change of control would produce the same or similar results as those set forth below on any other date or at any other price.

	Michael Casey	Richard Westenberger	Brian Lynch	Kevin Corning	Peter Smith
Base Salary	$3,060,000	$1,190,000	$1,825,000	$1,070,000	$1,010,000
Cash Incentive Compensation (a)	930,500	325,700	532,800	292,900	276,400
Health and Other Benefits	30,380	15,824	25,319	15,710	15,710
Option Value	4,076,061	446,792	892,372	446,792	466,090
Restricted Stock Value	14,777,422	2,256,983	4,258,543	1,975,007	1,643,098

Total	$22,874,363	$4,235,299	$7,534,034	$3,800,409	$3,411,298

(a)	Cash incentive compensation calculations are based on cash incentive compensation targets achieved in fiscal 2017 described in more detail under the heading “Annual Cash Incentive Compensation” above.

Perquisites and Other Benefits

Except for the 401(k) matching program, which applies to all employees, our NEOs do not receive any perquisites or other benefits on an annual basis. The cost of providing these benefits and perquisites to the NEOs is included in the amounts shown in the “All Other Compensation” column of the Summary Compensation Table and detailed in the footnotes to such table.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with Company management the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Submitted by the Compensation Committee

Mr. Paul Fulton, Chairman
Ms. Amy Woods Brinkley
Mr. A. Bruce Cleverly
Mr. Jevin S. Eagle

FISCAL 2017 SUMMARY COMPENSATION TABLE

The table below provides information concerning the compensation of our NEOs.

In the “Salary” column, we disclose the base salary paid to each of our NEOs during fiscal 2017, 2016, and 2015.

In the “Bonus” column, we disclose any discretionary cash bonuses earned during fiscal 2017, 2016, and 2015. Amounts earned pursuant to the Company’s Amended and Restated Incentive Compensation Plan are reported in the “Non-Equity Incentive Compensation” column.

In the “Stock Awards” and “Option Awards” columns, we disclose the total fair value of the grants made in fiscal 2017, 2016, and 2015, without a reduction for assumed forfeitures. For restricted stock, the fair value is calculated using the closing price on the NYSE of our stock on the date of grant. For time-based and performance-based stock options, the fair value is calculated based on assumptions summarized in Note 9 to our audited consolidated financial statements, which are included in our fiscal 2017 Annual Report.

In the “Non-Equity Incentive Plan Compensation” column, we disclose the dollar value of all compensation earned in fiscal 2017, 2016, and 2015 pursuant to the Company’s Amended and Restated Incentive Compensation Plan.

In the “All Other Compensation” column, we disclose the dollar value of all other compensation that could not properly be reported in other columns of the Fiscal 2017 Summary Compensation Table, including perquisites, amounts reimbursed for the payment of taxes, and other payments paid by the Company for the benefit of our NEOs.

FISCAL 2017 SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)(a)	Bonus ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (e)	Total ($)
Michael D. Casey	2017	$1,014,692	—	$4,117,885	$1,382,605	$930,500	$210,564	$7,656,246
Chairman of the Board of Directors and	2016	$980,769	—	$3,749,698	$948,207	$1,113,800	$184,779	$6,977,253
Chief Executive Officer	2015	$949,846	—	$3,460,800	$687,400	$1,346,000	$160,374	$6,604,420

Richard F. Westenberger	2017	$591,135	—	$412,493	$140,264	$325,700	$46’846	$1,516’438
Executive Vice President &	2016	$570,385	—	$1,053,469	$111,228	$388,200	$48,291	$2,171,583
Chief Financial Officer	2015	$550,769	—	$420,240	$83,470	$471,100	$37,703	$1,563,282

Brian J. Lynch	2017	$726,654	—	$830,016	$278,926	$532,800	$78,060	$2,446,456
President	2016	$703,846	—	$1,807,942	$221,604	$639,000	$76,012	$3,448,404
	2015	$683,846	—	$865,200	$171,850	$774,000	$63,408	$2,558,304

Kevin D. Corning	2017	$532,442	—	$412,493	$140,264	$292,900	$49,294	$1,427,393
Executive Vice President, International	2016	$515,385	—	$763,357	$111,228	$351,000	$48,469	$1,789,449
	2015	$500,385	—	$420,240	$83,470	$424,900	$44,940	$1,473,935

Peter R. Smith	2017	$502,308	—	$412,493	$140,264	$276,400	$121,645	$1,453,110
Executive Vice President, Supply Chain	2016	$485,385	—	$763,357	$111,228	$330,800	$165,997	$1,856,777
	2015	$151,635	$150,000	$330,144	$185,971	$124,800	$104,643	$1,047,193

(a)	Base salary for each NEO was based on a 364-day fiscal year for fiscal 2017, 2016, and 2015.

(b)	One-time signing bonus at inception of employment.

(c)	The amounts disclosed in this column represent the total grant date fair value for the following grants:

•	The time-based restricted stock awards vest in four equal, annual installments beginning one year from the date of the grant.

•	Vesting of the performance-based stock awards granted in fiscal 2015, 2016, and 2017 is contingent upon meeting specific performance targets for fiscal 2017, 2018, and 2019, respectively, and service vesting through 2018 , 2019, and 2020 respectively. For Mr. Casey, once vested, the performance-based restricted shares granted after 2012 may not be sold for an additional one-year period (except to satisfy tax obligations resulting from vesting of such shares).

Name	Grant Date	Time-Based Restricted Shares	Performance- Based Restricted Shares	Grant Date Fair Value per Share

Michael D. Casey	2/14/2017	16,372	32,744	$83.84
	2/16/2016	13,800	27,560	$90.66
	2/18/2015	14,000	28,000	$82.40

Richard F. Westenberger	2/14/2017	1,640	3,280	$83.84
	2/16/2016	8,220	3,400	$90.66
	2/18/2015	1,700	3,400	$82.40

Brian J. Lynch	2/14/2017	3,300	6,600	$83.84
	2/16/2016	13,132	6,810	$90.66
	2/18/2015	3,500	7,000	$82.40

Kevin D. Corning	2/14/2017	1,640	3,280	$83.84
	2/16/2016	5,020	3,400	$90.66
	2/18/2015	1,700	3,400	$82.40

Peter R. Smith	2/14/2017	1,640	3,280	$83.84
	2/16/2016	5,020	3,400	$90.66
	11/11/2015	3,800		$86.88

(d)	The amounts disclosed in this column represent the total grant date fair value for the following grants. These time-based stock options vest in four equal, annual installments beginning one year from the date of the grant. Information concerning how the Company uses the Black-Scholes model to determine the fair value of stock options can be found in Note 9 to the Company’s consolidated financial statements included in Item 8 of our Annual Report.

Name	Grant Date	Time-Based Stock Options Granted	Black-Scholes Fair Value	Option Exercise Price

Michael D. Casey	2/14/2017	69,000	$20.04	$83.84
	2/16/2016	44,500	$21.31	$90.66
	2/18/2015	28,000	$24.55	$82.40

Richard F. Westenberger	2/14/2017	7,000	$20.04	$83.84
	2/16/2016	5,220	$21.31	$90.66
	2/18/2015	3,400	$24.55	$82.40

Brian J. Lynch	2/14/2017	13,920	$20.04	$83.84
	2/16/2016	10,400	$21.31	$90.66
	2/18/2015	7,000	$24.55	$82.40

Kevin D. Corning	2/14/2017	7,000	$20.04	$83.84
	2/16/2016	5,220	$21.31	$90.66
	2/18/2015	3,400	$24.55	$82.40

Peter R. Smith	2/14/2017	7,000	$20.04	$83.84
	2/16/2016	5,220	$21.31	$90.66
	11/11/2015	8,200	$22.68	$86.88

(e)	The amounts shown as “All Other Compensation” for fiscal 2017 consist of the following:

Name	401 (k) Company Match	Dividends Paid on Unvested Restricted Stock	Relocation	Gross-ups	Other (i)	Total
Michael D. Casey	$24,000	$186,148	—	—	$416	$210,564
Richard F. Westenberger	$18,000	$28,430	—	—	$416	$46,846
Brian J. Lynch	$24,000	$53,644	—	—	$416	$78,060
Kevin D. Corning	$24,000	$24,878	—	—	$416	$49,294
Peter R. Smith	$24,000	$21,752	$50,000	$24,489	$1,404	$120,591

(i)	These amounts include imputed income from health insurance contributions, income from bring-your-own technology to work programs, and benefits from healthcare programs, each of which are available to all employees. The amounts for fiscal 2016 and fiscal 2015 have been updated in this proxy statement to include these amounts, and therefore may not be comparable to previous proxy statements.

FISCAL 2017 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of plan-based awards made to an NEO in fiscal 2017. This includes incentive compensation awards granted under our Incentive Compensation Plan and stock option and restricted stock awards granted under our Equity Incentive Plan. The threshold, target, and maximum columns reflect the range of estimated payouts under these plans for fiscal 2017. The exercise price disclosed is equal to the closing market price of our common stock on the date of the grant. The last column reports the aggregate grant date fair value of all awards made in fiscal 2017 as if they were fully vested on the grant date.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($/Sh) (e)	Grant Date Fair Value of Stock and Option Name Awards
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael D. Casey	Cash Incentive Compensation	—	$318,750	$1,275,00	$2,550,000	—	—	—	—	—
	Shares (b)	2/14/2017	—	—	—	—	16,372	16,372	—	$1,372,628
	Shares (c)	2/14/2017	—	—	—	8,186	32,744	49,116	—	$2,745,257
	Options (d)	2/14/2017	—	—	—	—	69,000	69,000	$83.84	$1,382,605

Richard F. Westenberger	Cash Incentive Compensation	—	$111,563	$446,250	$892,500	—	—	—	—	—
	Shares (b)	2/14/2017	—	—	—	—	1,640	1,640	—	$137,498
	Shares (c)	2/14/2017	—	—	—	820	3,280	4,920	—	$274,995
	Options (d)	2/14/2017	—	—	—	—	7,000	7,000	$83.84	$140,264

Brian J. Lynch	Cash Incentive Compensation	—	$182,500	$730,000	$1,460,000	—	—	—	—	—
	Shares (b)	2/14/2017	—	—	—	—	3,300	3,300	—	$276,672
	Shares (c)	2/14/2017	—	—	—	1,650	6,600	9,900	—	$553,344
	Options (d)	2/14/2017	—	—	—	—	13,920	13,920	$83.84	$278,926

Kevin D. Corning	Cash Incentive Compensation	—	$100,313	$401,250	$802,500	—	—	—	—	—
	Shares (b)	2/14/2017	—	—	—	—	1,640	1,640	—	$137,498
	Shares (c)	2/14/2017	—	—	—	820	3,280	4,920	—	$274,995
	Options (d)	2/14/2017	—	—	—	—	7,000	7,000	$83.84	$140,264

Peter R. Smith	Cash Incentive Compensation	—	$94,688	$378,750	$757,500	—	—	—	—	—
	Shares (b)	2/14/2017	—	—	—	—	1,640	1,640	—	$137,498
	Shares (c)	2/14/2017	—	—	—	820	3,280	4,920	—	$274,995
	Options (d)	2/14/2017	—	—	—	—	7,000	7,000	$83.84	$140,264

(a)	The amounts shown under the “Threshold” column represent 25% of the target cash incentive compensation, assuming threshold-level performance is achieved under the financial performance measures. The amounts shown under the “Target” column represent 100% of the target cash incentive compensation, assuming target-level performance is achieved under the financial performance measures. The amounts shown under the “Maximum” column represent 200% of the target cash incentive compensation, assuming maximum-level performance is achieved under the financial performance measures.
(b)	Shares of time-based restricted stock were granted pursuant to the Company’s Equity Incentive Plan. These restricted shares vest ratably in four equal, annual installments beginning one year from the date of the grant.
(c)	Shares of performance-based restricted stock were granted pursuant to the Company’s Equity Incentive Plan. These restricted shares vest upon meeting specific performance targets for fiscal 2019 and service vesting through fiscal 2020. Once vested, the performance-based restricted shares for Mr. Casey may not be sold for an additional one-year period (except to satisfy tax obligations resulting from vesting of such shares). The amounts shown under the “Threshold” column represent 25% of the target grant award, assuming threshold-level performance is achieved under the performance vesting criteria. The amounts shown under the “Target” column represent 100% of the target grant award, assuming target-level performance is achieved under the performance vesting criteria. The amounts shown under the “Maximum” column represent 150% of the target grant award, assuming maximum-level performance is achieved under the performance vesting criteria. The dollar amounts under the “Grant Date Fair Value of Stock and Option Awards” are calculated based on the number of awards reported under the “Target” column.
(d)	Time-based stock options were granted pursuant to the Company’s Equity Incentive Plan. These stock options vest ratably in four equal, annual installments beginning one year from the date of the grant. Information concerning how the Company uses the Black-Scholes model to determine the fair value of stock options can be found in Note 9 to the Company’s consolidated financial statements included in Item 8 of the Company’s Annual Report on Form 10-K for fiscal 2017.
(e)	The stock options awarded have an exercise price based on the closing price of the Company’s common stock as traded on the NYSE on the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL 2017 YEAR-END

The following table provides information regarding unexercised stock options, stock that has not yet vested, and equity incentive plan awards for each NEO outstanding as of the end of fiscal 2017. Each outstanding award is represented by a separate row that indicates the number of securities underlying the award.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (a) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (c)

Michael D. Casey	—	69,000	—	$83.84	2/14/2027
	11,125	33,375	—	$90.66	2/16/2026
	14,000	14,000	—	$82.40	2/18/2025
	22,500	7,500	—	$68.49	2/18/2024
	50,000	—	—	$59.27	2/20/2023
	70,000	—	—	$42.61	2/22/2022
	80,000	—	—	$28.44	2/24/2021
	80,000	—	—	$28.04	2/16/2020
	100,000	—	—	$18.14	3/12/2019
						125,776	$14,777,422

Richard F. Westenberger	—	7,000	—	$83.84	2/14/2027
	1.305	3,915	—	$90.66	2/16/2026
	1,700	1,700	—	$82.40	2/18/2025
	2,850	950	—	$68.49	2/18/2024
	8,000	—	—	$59.27	2/20/2023
	8,000	—	—	$42.61	2/22/2022
	3,850	—	—	$28.44	2/24/2021
						19,210	$2,256,983

Brian J. Lynch	—	13,920	—	$83.84	2/14/2027
	2,600	7,800	—	$90.66	2/16/2026
	3,500	3,500	—	$82.40	2/18/2025
	5,625	1,875	—	$68.49	2/18/2024
	18,000	—	—	$59.27	2/20/2023
	8,000	—	—	$42.61	2/22/2022
	12,000	—	—	$28.44	2/24/2021
	13,000	—	—	$28.04	2/16/2020
	4,500	—	—	$18.14	3/12/2019
						36,246	$4,258,543

Kevin D. Corning	—	7,000		$83.84	2/14/2027
	1,305	3,915	—	$90.66	2/16/2026
	1,700	1,700	—	$82.40	2/18/2025
	2,850	950	—	$68.49	2/18/2024
	20,000	—	—	$59.27	2/20/2023
						16,810	$1,975,007

Peter R. Smith	—	7,000	—	$83.84	2/14/2027
	1,305	3,915	—	$90.66	2/16/2026
	4,100	4,100	—	$86.88	11/11/2025
						13,985	$1,643,098

(a)	Unexercisable options relate to the awards listed in the table below. These time-based stock options vest in four equal, annual installments beginning one year from the date of the grant.

Name	Grant Date	Time-Based Stock Options Granted	Black-Scholes Fair Value	Option Exercise Price

Michael D. Casey	2/14/2017	69,000	$20.04	$83.84
	2/16/2016	44,500	$21.31	$90.66
	2/18/2015	28,000	$24.55	$82.40
	2/18/2014	30,000	$19.80	$68.49

Richard F. Westenberger	2/14/2017	7,000	$20.04	$83.84
	2/16/2016	5,220	$21.31	$90.66
	2/18/2015	3,400	$24.55	$82.40
	2/18/2014	3,800	$19.80	$68.49

Brian J. Lynch	2/14/2017	13,920	$20.04	$83.84
	2/16/2016	10,400	$21.31	$90.66
	2/18/2015	7,000	$24.55	$82.40
	2/18/2014	7,500	$19.80	$68.49

Kevin D. Corning	2/14/2017	7,000	$20.04	$83.84
	2/16/2016	5,220	$21.31	$90.66
	2/18/2015	3,400	$24.55	$82.40
	2/18/2014	3,800	$19.80	$68.49

Peter R. Smith	2/14/2017	7,000	$20.04	$83.84
	2/16/2016	5,220	$21.31	$90.66
	11/11/2015	8,200	$22.68	$86.88

(b)	Equity Incentive Plan awards relate to the following grants:

•	The time-based restricted stock awards vest in four equal, annual installments beginning one year from the date of the grant.

•	Vesting of the performance-based stock awards granted in fiscal 2015, 2016, and 2017 is contingent upon meeting specific performance targets in fiscal 2017, 2018, and 2019, respectively, and service vesting through fiscal 2018, 2019, and 2020, respectively. For Mr. Casey, once vested, the performance-based restricted shares granted to him after 2012 may not be sold for an additional one-year period (except to satisfy tax obligations resulting from vesting of such shares).

Name	Grant Date	Time-Based Restricted Shares	Performance- Based Restricted Shares	Grant Date Fair Value per Share

Michael D. Casey	2/14/2017	16,372	32,744	$83.84
	2/16/2016	13,800	27,560	$90.66
	2/18/2015	14,000	28,000	$82.40
	2/18/2014	15,000	30,000	$68.49

Richard F. Westenberger	2/14/2017	1,640	3,280	$83.84
	2/16/2016	8,220	3,400	$90.66
	2/18/2015	1,700	3,400	$82.40
	2/18/2014	1,900	3,800	$68.49

Brian J. Lynch	2/14/2017	3,300	6,600	$83.84
	2/16/2016	13,132	6,810	$90.66
	2/18/2015	3,500	7,000	$82.40
	2/18/2014	3,750	7,500	$68.49

Kevin D. Corning	2/14/2017	1,640	3,280	$83.84
	2/16/2016	5,020	3,400	$90.66
	2/18/2015	1,700	3,400	$82.40
	2/18/2014	1,900	3,800	$68.49

Peter R. Smith	2/14/2017	1,640	3,280	$83.84
	2/16/2016	5,020	3,400	$90.66
	11/11/2015	3,800	—	$86.88

(c)	Amount based on the closing market price per share of the Company’s common stock as traded on the NYSE on December 29, 2017, the last trading day of fiscal 2017, of $117.49.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2017

The following table provides information concerning our NEOs’ exercises of stock options and vesting of restricted stock during fiscal 2017. The table reports, on an aggregate basis, the number of securities acquired upon exercise of stock options, the dollar value realized upon exercise of stock options, the number of shares of restricted stock that have vested, and the dollar value realized upon the vesting of restricted stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (b)
Michael D. Casey	106,095	$9,063,817	48,210	$4,137,790
Richard F. Westenberger	8,150	$586,653	7,915	$674,226
Brian J. Lynch	—	—	15,160	$1,292,671
Kevin D. Corning	—	—	8,615	$733,470
Peter R. Smith	—	—	2,205	$200,214

(a)	Aggregate dollar amount was calculated by multiplying the number of shares acquired by the difference between the market price of the underlying securities at the time of exercise and the exercise price of the stock options.
(b)	Aggregate dollar amount was calculated by multiplying the number of shares acquired on vesting by the closing market price of the Company’s common stock as traded on the NYSE on the date of vesting.

NONQUALIFIED DEFERRED COMPENSATION

Eligible employees, including our NEOs, may elect annually to defer a portion of their base salary and annual cash incentive compensation under The William Carter Company Deferred Compensation Plan (the “Deferred Compensation Plan”). Under this plan, participants can defer up to 75% of their salary and/or 90% of their cash bonus. At the option of the participant, these amounts may be deferred to a specific date at least two years from the last day of the year in which deferrals are credited into the participant’s account. Interest on deferred amounts is credited to the participant’s account based upon the earnings and losses of one or more of the investments selected by the participant from the various investment alternatives available under the Deferred Compensation Plan.

At the time of deferral, a participant must indicate whether he or she wishes to receive the amount deferred in either a lump sum or in substantially equal annual installments over a period of up to five years for “Specified Date” accounts or up to ten years for “Retirement” accounts. If a participant who is an employee of the Company separates from service prior to the elected commencement date for distributions and has not attained age 62 or age 55 and completed ten years of service, then the deferred amounts will be distributed as a lump sum, regardless of the method of distribution originally elected by the participant. If the participant in question has attained age 62 or age 55 with ten years of service and has previously elected to do so on a timely basis, then the participant may receive the amounts in substantially equal annual installments over a period of up to ten years. There is a six-month delay in the commencement of distributions for all participants, if triggered by the participant’s termination or retirement. Changes to deferral elections with respect to previously deferred amounts are permitted only under the limited terms and conditions specified in the Code and early withdrawals from deferred accounts are permitted only in extreme cases, such as unforeseen financial hardship resulting from an illness or accident of the participant that is demonstrated to the Company’s Retirement Committee.

Name	Employee Contributions (a)	Company Contributions	Aggregate Earnings (b)	Withdrawals or Distributions	Aggregate Balance (c)
Michael D. Casey	—	—	—	—	—
Richard F. Westenberger	$14,816	—	$23,231	—	$133,874
Brian J. Lynch	$331,569	—	$57,246	—	$507,526
Kevin D. Corning	$327,954	—	$364,005	—	$2,318,843
Peter R. Smith	$319,825	—	$46,338	—	$466,903

(a)	All of the amounts reported in this column for Messrs. Westenberger, Corning, Lynch, and Smith are also included within the amount reported for that officer in the 2017 Summary Compensation Table.
(b)	None of the amounts reported in this column are reported in the All Other Compensation column of the 2017 Summary Compensation Table because the Company does not pay guaranteed or preferential earnings on deferred compensation.
(c)	Amounts reported in this column for each NEO include amounts previously reported in the Company’s Summary Compensation Table in previous years when earned if that NEO’s compensation was required to be disclosed in a previous year.

PAY RATIO DISCLOSURE

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of our median employee’s (the “Median Employee”) annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The Company’s PEO is Mr. Casey.

In order to identify our Median Employee, we began with a list of all of our employees, world-wide, who were employed by Carter’s or one of its wholly-owned subsidiaries on October 2, 2017. Of these employees, approximately 34% were full-time employees, 53% were part-time employees, and 13% were seasonal or temporary employees. Approximately 80% of our employees were employed in our retail stores in North America, and approximately 82% of those retail employees were part-time.

We then calculated each employee’s compensation for 2017. When making this calculation, we:

•	consistently used each employee’s total salary for the 2017 calendar year as stated on the gross compensation line on their Form W-2 (or international equivalent);

•	annualized salaries for those full-time and part-time employees that were not employed for the full calendar year of 2017 (but we did not annualize seasonal or temporary employee data);

•	excluded benefits, such as health care contributions; and

•	for compensation paid in currencies other than U.S. dollars, applied an exchange rate into US dollars that was based on rates published by the Wall Street Journal on October 2, 2017.

Based on those calculations, we identified our Median Employee as a part-time employee at one of our U.S. retail locations whose annual total compensation for fiscal 2017 (as calculated pursuant to Item 402(c)(2)(x) of Regulation S-K) was $8,737. The annual total compensation for fiscal year 2017 for our PEO was $7,656,246. The resulting ratio of our PEO’s pay to the pay of our Median Employee for fiscal 2017 was 876 to 1.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

The Company has a written policy that requires all transactions with related persons involving more than $10,000 be reviewed by our Chief Financial Officer and General Counsel (or their designees) with our Audit Committee and approved by our Chief Financial Officer and General Counsel (or their designees) or our Audit Committee.

The Company considers the following to be related parties: any director or executive officer of the Company; any nominee for election as a director; any security holder who is known to the Company to own more than five percent of any class of the Company’s voting securities; and any member of the immediate family of any of the parties listed above including such party’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.

There were no such transactions during fiscal 2017.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of Carter’s common stock owned by each of the following parties as of March 26, 2018, or as of such other date as indicated: (a) each person known by Carter’s to own beneficially more than five percent of the outstanding common stock; (b) our NEOs; (c) each director; and (d) all directors and executive officers as a group. Unless otherwise indicated below, the holder’s address is 3438 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326.

Name of Beneficial Owner	Shares	Percent
BlackRock, Inc. (1)	3,972,509	8.4%
The Vanguard Group, Inc. (2)	3,843,999	8.2%
Janus Henderson Group plc (3)	3,625,105	7.7%
Michael D. Casey (4)	844,897	1.8%
Brian J. Lynch (4)	121,534	*
Richard F. Westenberger (4)	87,452	*
Kevin D. Corning (4)	62,018	*
Peter R. Smith (4)	26,820	*
Amy Woods Brinkley (4)	21,747	*
Giuseppina Buonfantino (4)	4,086	*
Vanessa J. Castagna (4)	22,505	*
A. Bruce Cleverly (4)	10,150	*
Jevin S. Eagle (4)	10,111	*
Paul Fulton (4)	63,356	*
Mark Hipp (4)	0	*
William J. Montgoris (4)	30,302	*
David Pulver (4)	54,331	*
Thomas E. Whiddon (4)	52,849	*
All directors and executive officers as a group (20 persons) (4)	1,564,072	3.3%

*	Indicates less than 1% of our common stock.

(1)	This information is based on Schedule 13G/A, filed with the SEC on January 29, 2018. BlackRock, Inc. has sole voting power covering 3,780,798 shares and dispositive power covering 3,972,509 shares of our common stock. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(2)	This information is based on Schedule 13G/A, filed with the SEC on February 8, 2018. The Vanguard Group, Inc. has sole voting power covering 26,722 shares and sole dispositive power covering 3,815,112 shares of our common stock. The Vanguard Group, Inc. has shared voting power covering 6,134 shares of our common stock and dispositive power covering 28,887 shares of our common stock. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)	This information is based on Schedule 13G, filed with the SEC on February 13, 2018. Janus Henderson Group plc has shared voting power and dispositive power covering 3,625,105 shares of our common stock. The address for Janus Henderson Group plc is 201 Bishopsgate, EC2M 3AE, United Kingdom.

(4)	This amount includes the (a) number of shares subject to exercisable stock options, including stock options that will become exercisable during the 60 days after March 26, 2018, and (b) number of shares of restricted common stock and unvested performance stock. See the detail for each NEO and all executive officers as a group below. Ms. Buonfantino holds 1,276 shares of restricted stock, and is the only independent director who holds restricted stock.

Name	Exercisable Stock Options	Restricted Common Stock	Unvested Performance Stock

Michael D. Casey	470,500	34,115	83,176
Richard F. Westenberger	87,452	11,101	9,032
Brian J. Lynch	50,430	12,204	17,986
Kevin D. Corning	30,710	5,341	9,032
Peter R. Smith	8,460	6,816	9,032
All executive officers as a group	717,422	88,893	153,922

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company’s common stock, file initial reports of ownership and changes in ownership with the SEC and the NYSE. Based on a review of the copies of such forms furnished to the Company with respect to fiscal 2017, the Company believes that all forms were filed in a timely manner during fiscal 2017, except that Mr. Fulton filed a Form 5 on February 22, 2017, and Mr. Smith filed one transaction on a Form 5 that was due on an earlier Form 4, in each case due to a clerical error.

PROPOSAL NUMBER TWO

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section of this proxy statement beginning on page 20 describes the Company’s executive compensation program and the compensation decisions that the Compensation Committee and Board of Directors made in fiscal 2017 with respect to the compensation of the Company’s NEOs.

The Company is committed to achieving long-term, sustainable growth and increasing shareholder value. The Company’s compensation program for its NEOs is designed to support these objectives and encourage strong financial performance on an annual and long-term basis by linking a significant portion of the NEOs’ total direct compensation to Company performance in the form of incentive compensation.

The Board of Directors is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This proposal is commonly referred to as the “say-on-pay” vote and is required pursuant to Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our shareholders and intend to consider the outcome of the vote when determining future compensation arrangements for our NEOs.

The Board recommends a vote FOR the approval of compensation of the Company’s NEOs as disclosed in this proxy statement.

Vote Required

Because this Proposal Number Two asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our NEOs. Abstentions and broker non-votes, if any, will not have any impact on this advisory vote.

PROPOSAL NUMBER THREE

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED EQUITY

INCENTIVE PLAN

Introduction and Background

The Company’s Equity Incentive Plan, as adopted on April 15, 2001 and approved by shareholders on August 15, 2001, and as amended, restated and renamed on October 10, 2003 and approved by shareholders on October 10, 2003 (prior to the Company’s initial public offering) and on May 14, 2004, and as further amended and restated effective as of, and approved by shareholders on, May 12, 2005, May 14, 2009, May 13, 2011, and May 11, 2016, respectively (the “Existing Equity Incentive Plan”), provides for the grant or award of stock options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock, and performance awards to eligible employees and directors. To date, we have granted stock options and restricted stock awards, subject to time and/or performance vesting, under the Existing Equity Incentive Plan, including the grants to the NEOs shown above in this proxy statement. We believe that the grants awarded under the Existing Equity Incentive Plan help with retention of our NEOs and other executives and key personnel and also serve to link a portion of their compensation to measures of our performance to provide an incentive for successful long-term strategic management of the Company. The Compensation Committee, the Board, and the Company’s management believe it is in the best interest of the Company and its shareholders to amend and restate the Existing Equity Incentive Plan. Our shareholders are being asked to approve the amendment and restatement of the Existing Equity Incentive Plan (as amended and restated, the “Equity Incentive Plan”).

Through this amendment, we intend to increase the maximum number of shares of stock available for delivery under the Existing Equity Incentive Plan by 3,000,000, and such a change requires the approval of our shareholders (as described more fully below under “Vote Required”). In light of this requirement, the Equity Incentive Plan is being submitted to shareholders for approval at the Annual Meeting. We also intend to modify language to clarify when awards may be transferred and to make certain other administrative changes.

The modifications described above and the following descriptions are each a summary of the principal features of the Equity Incentive Plan but may not contain all the information you may wish to know. We encourage you to review the entire text of the Equity Incentive Plan which is attached hereto as Appendix B. The Equity Incentive Plan is not qualified under Section 401 of the Code nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Board and the Compensation Committee have approved the Equity Incentive Plan subject to shareholder approval.

The Company intends to file a registration statement under the Securities Act of 1933, as amended, covering additional shares of common stock reserved for issuance under the Equity Incentive Plan after approval of the Equity Incentive Plan.

Summary of the Equity Incentive Plan

Purpose. The Equity Incentive Plan enhances the Company’s ability to continue to attract and retain able key employees and directors, reward such individuals for their contributions, and encourage such individuals to take into account the long-term interests of the Company and its subsidiaries. To this end, the Equity Incentive Plan permits the Company to grant a variety of stock-based awards and related benefits, including stock options, stock appreciation rights, restricted or unrestricted stock awards, promises to deliver stock in the future, and rights to receive stock based on performance.

Eligibility and Participation. Directors and key employees who, in the opinion of the Equity Incentive Plan’s administrator, are in a position to make a significant contribution to the success of the Company and its subsidiaries will be eligible to receive awards under the Equity Incentive Plan.

Effective Date and Term. If Proposal Number Three is approved, the effective date of the Equity Incentive Plan will be May 17, 2018, the date of our Annual Meeting. Although the number of shares that may be granted under the Equity Incentive Plan is limited, as described below, there is no time limit on the duration of the Equity Incentive Plan itself.

Administration. The Equity Incentive Plan is administered by, or under the direction of, the Compensation Committee (the “Administrator”). The Administrator will set the terms of all awards including the exercise price for awards that have one. Subject only to the limitations provided in the Equity Incentive Plan, the Administrator has discretionary authority to interpret the Equity Incentive Plan; determine eligibility for and grant awards; determine, modify, or waive the terms and conditions of any award; prescribe forms, rules, and procedures; and otherwise do all things necessary to carry out the purposes of the Equity Incentive Plan.

Shares Subject to the Equity Incentive Plan

Number of Shares. The aggregate maximum number of shares of common stock that may be delivered in satisfaction of awards under the Equity Incentive Plan is 18,778,392. This represents an increase of 3,000,000 shares from the number of shares of common stock that can be delivered under the Existing Equity Incentive Plan, which is 15,778,392, of which 690,523 remained available for future grants and awards as of the Record Date. This amount is subject to adjustment in the event of certain changes in our capitalization as described below.

Any shares of common stock granted in connection with options and stock appreciation rights will reduce the number of shares of common stock available for issuance under the Equity Incentive Plan by one share; any shares of common stock granted in connection with awards other than options and stock appreciation rights will reduce the number of shares of common stock available for issuance under the Equity Incentive Plan by 1.46 shares. With respect to stock appreciation rights, if such a right is exercised, the number of shares of stock deemed to have been issued under the Equity Incentive Plan will be reduced by the aggregate number of shares subject to the stock appreciation right and not just the number of shares actually delivered upon exercise of the stock appreciation right. If shares of common stock are withheld from an award granted under the Equity Incentive Plan in order to satisfy tax withholding obligations, the number of shares of stock deemed to have been issued under the Equity Incentive Plan will be the aggregate number of shares subject to the award or the portion of the award that was exercised or settled and not the net number of shares actually issued. In addition, no incentive stock options may be granted under the Equity Incentive Plan after August 15, 2011, except with respect to the 3,725,000 shares approved in 2011, which may be granted by the Company until May 13, 2021.

If any award granted under the Equity Incentive Plan terminates, or is otherwise forfeited in whole or in part, before it is fully exercised, or upon exercise is satisfied other than by delivery of stock, the number of shares as to which such award was not exercised shall be available for future grants.

Individual Award Limits. The maximum number of shares of stock with respect to which stock options or stock appreciation rights may be granted to any person in any calendar year and the maximum number of shares of stock subject to stock appreciation rights granted to any person in any calendar year will each be 1,000,000. The maximum benefit that may be paid to any person under other awards in any calendar year will be, to the extent paid in shares, 1,000,000 shares (or their value in dollars).

Adjustments to Awards. In the event of a stock dividend, stock split, or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Equity Incentive Plan and to the maximum share limits on awards to individual participants. The Administrator will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards, and any other provision of awards affected by such change. In general, such adjustments may be made only if and to the extent that such adjustments will not constitute a modification, extension or renewal of such awards under Section 424(h)(3) of the Code (in the case of incentive stock options), a modification under Section 409A of the Code (in the case of nonstatutory stock options), or adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.

Shares to be Delivered. Shares delivered under the Equity Incentive Plan will be authorized but unissued common stock, or previously issued common stock that we acquire and hold in our treasury. No fractional shares will be delivered under the Equity Incentive Plan.

Awards

Stock Options. The Administrator may from time to time award stock options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of our common stock within a specified period of time at a specified price and subject to other terms and conditions. Two types of stock options may be granted under the Equity Incentive Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and non-statutory options. As indicated above, eligibility for ISOs is limited to our employees and the grant of ISOs is limited to the 3,725,000 shares approved in 2011 for awards under the plan. The expiration date of a stock option cannot be more than ten years after the date of the original grant; provided that the expiration date of any ISO granted to a “ten-percent shareholder” cannot be more than five years after the date of the original grant. The exercise price of any option granted under the Equity Incentive Plan cannot be less than the fair market value of the underlying stock on the date of grant (or, with respect to ISOs granted to a “ten-percent shareholder,” 110% of the fair market value of the underlying stock on the date of grant). The Administrator also determines all other terms and conditions related to the exercise of a stock option, including the consideration to be paid, if any, for the grant of the stock options, the time at which stock options may be exercised, and conditions related to the exercise of stock options.

Stock Appreciation Rights. The Administrator may grant stock appreciation rights under the Equity Incentive Plan. A stock appreciation right entitles the holder upon exercise to receive common stock equal in value to the excess of the fair market value of the shares of stock subject to the right over the fair market value of such shares on the date of grant. The expiration date of a stock appreciation right cannot be more than ten years after the date of the original grant.

Restricted and Unrestricted Stock Awards; Deferred Stock. The Equity Incentive Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Awards of restricted and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specified conditions are met. Other awards under the Equity Incentive Plan may also be settled with restricted stock. The Equity Incentive Plan also provides for deferred stock grants entitling the recipient to receive shares of common stock in the future on such conditions as the Compensation Committee may specify.

Performance Awards. The Compensation Committee may also make awards subject to the satisfaction of specified performance criteria. Whether a performance award results in payment to a participant will depend on the extent to which the performance goals or other conditions established by the Compensation Committee are satisfied at the end of the performance period. The performance criteria used in connection with a particular performance award will be determined by the Compensation Committee during the first 90 days of the applicable performance period based on one or more of the following criteria: sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. The performance goals can be established on an absolute or relative basis to measure the performance of the Company as a whole, or any division, subsidiary, line of business, operational unit, project or geographical basis of the Company, or as compared to the performance of a group of comparable companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate.

Following the completion of a performance period, the Compensation Committee will certify in writing whether, and to what extent, the performance goals have been achieved and, if so, calculate and certify in writing the amount of the performance awards earned for the period. The Compensation Committee will have the discretion to adjust downward, but not upward, the amount of the performance award that is earned and payable.

The Compensation Committee, in its evaluation of the achievement of the performance goals, may adjust the calculation by including or excluding the following events to prevent the dilution or enlargement of the award: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) unusual and/or infrequently occurring items as presented in the Company’s financial statements; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.

Dividend Equivalents. With the exception of stock options and stock appreciation rights, the Compensation Committee may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to stock subject to an award, consistent with an exemption from or, in compliance with, the requirements of Section 409A of the Code.

Non-Transferability. No award may be transferred other than by will or by the laws of descent and distribution, and during a participant’s lifetime an award may be exercised only by him or her; provided, however, that the foregoing provisions shall not prohibit the transfer of (a) an award of unrestricted stock or (b) an award of restricted stock after such award ceases to be subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

Treatment of Awards in Connection with a Covered Transaction. For purposes of the Equity Incentive Plan, a “covered transaction” generally means any of the following: (a) an acquisition of Company stock by a person (or more than one person acting as a group) that, together with the stock already held by such person or group, result in such person or group owning more than 50% of the total value or total voting power of the Company; (b) a person (or more than one person acting as a group) acquiring more than 50% of the Company’s stock; (c) a change in composition of a majority of the members of the Board; or (d) a sale of substantially all of the Company’s assets. In connection with a “covered transaction,” the Administrator may provide for the assumption or substitution of some or all outstanding awards by the acquirer or survivor. If there is no assumption or substitution, then except as otherwise provided in the award agreement, awards will generally be treated as follows:

•	Stock appreciation rights will become fully exercisable and such shares issued, and the delivery of shares of stock issuable under each outstanding deferred stock award will be accelerated, in each case on a basis that gives the holder the opportunity to participate as a shareholder in the covered transaction.

•	With respect to restricted stock awards, all forfeiture and transfer restrictions will lapse, unless the Administrator determines that the amounts paid in respect of such restricted stock in connection with the covered transaction should be placed in escrow or otherwise made subject to such restrictions in order to carry out the intent of the Equity Incentive Plan.

•	With respect to stock options, the Administrator may, in its sole discretion, (1) make any outstanding stock options exercisable in part or in full, (2) remove any performance or other conditions or restrictions on any stock options, and/or (3) cancel the stock options in exchange for a payment equal to the difference between the option exercise price and the fair market value of the Company’s stock.

Notwithstanding any provision of the Equity Incentive Plan to the contrary, in the event of a covered transaction, the Administrator may in its discretion and upon at least five days’ advance notice, cancel any outstanding awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of Stock received or to be received by other shareholders of the Company.

Effect, Discontinuance, Cancellation, Amendment, and Termination. Neither adoption of the Equity Incentive Plan nor the grant of awards to a participant shall affect our right to make awards to such participant that are not subject to the Equity Incentive Plan, to issue shares to such participant as a bonus or otherwise, or to adopt other plans or compensation arrangements under which shares may be issued.

The Administrator may at any time discontinue granting awards under the Equity Incentive Plan. With the consent of the participant, the Administrator may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the Administrator specifies. The Administrator may, but is not obligated to, at any time amend the Equity Incentive Plan or any outstanding award for the purpose of satisfying the requirements of Section 409A or Section 422 of the Code, or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Equity Incentive Plan as to any further grants of awards. However, except to the extent expressly required by the Equity Incentive Plan, no such amendment may materially adversely affect the rights of any participant (without his or her consent) under any award previously granted, nor may such amendment, without the approval of the shareholders, effectuate a change for which shareholder approval is required under the listing standards of the NYSE or in order for the Equity Incentive Plan to continue to qualify for the award of incentive stock options under Section 422 of the Code.

The Equity Incentive Plan prohibits, without shareholder approval, the “re-pricing” of any award, which includes (i) a lowering of the exercise price, (ii) the cancellation of an outstanding stock option or SAR accompanied by the grant of a replacement award of the same or a different type and (iii) the cancellation of a stock option or SAR whose exercise price is greater than the fair market value of such award accompanied by the payment of cash to the participant.

Federal Tax Effects

The following discussion summarizes the material Federal income tax consequences of the awards under the Equity Incentive Plan, based on the federal income tax laws in effect on the date of this proxy statement. The summary does not purport to be a complete description of federal tax consequences that may be associated with the Equity Incentive Plan, nor does it cover state, local, or non-United States taxes.

Incentive Stock Options (“ISOs”). In general, an optionee realizes no taxable income upon the grant of an ISO and does not realize any ordinary income in connection with the exercise of the ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, if a disposition of shares purchased under an ISO occurs within two years from the date of grant or within one year after exercise, the so-called “disqualifying” disposition results in ordinary income to the optionee (and a deduction available to the Company) equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized on the disposition is treated as a capital gain for which we are not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

Non-Statutory Options. In general, an optionee realizes no taxable income at the time of the grant of a non-statutory option, but realizes ordinary income in connection with the exercise of the option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as a long-or short-term capital gain or loss, depending on the period the shares are held, for which we are not entitled to a deduction. ISOs are treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year with respect to shares having an aggregate fair market value (determined as of the date of grant) in excess of $100,000. In general, ISOs are also treated as non-statutory options to the extent that they are exercised by the optionee more than three months after his or her termination of employment.

Restricted Stock. A participant will not recognize any taxable income upon an award of restricted stock if such shares are not transferable and are subject to a substantial risk of forfeiture. Generally, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time such shares become transferable or are no longer subject to a substantial risk of forfeiture. This tax treatment will generally apply unless the participant elects, pursuant to section 83(b) of the Code, to be taxed at the award date based on the fair market value of the shares on the award date. Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant in connection with his or her restricted stock award in the same tax year in which the participant recognizes that ordinary income. Dividends paid with respect to restricted stock will be taxable as compensation income to the participant; provided that if a participant makes a section 83(b) election (as discussed above), any dividends paid with respect to that restricted stock will be treated as dividend income rather than compensation income.

Performance Awards, Deferred Stock, and Dividend Equivalents. The grant of performance awards, deferred stock, or dividend equivalents generally should not result in the recognition of taxable income by the participant or a tax deduction by the Company. Upon the settlement or payment of such an award, the participant will generally have taxable ordinary income equal to the amount of any cash received (before applicable tax withholding) or the then-current fair market value of the shares of stock received, and the Company will have a corresponding tax deduction. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences for restricted stock, described above. If the award consists of unrestricted shares of stock, the participant will immediately recognize taxable ordinary income equal to the fair market value of those shares on the date of the award, and the Company will be entitled to a corresponding tax deduction.

Withholding. The Company will have the right to deduct any federal, state, local, or foreign taxes required by law to be withheld from all awards paid in cash. If awards are paid in shares of stock, the Company may withhold a portion of the shares issuable to the participant, the fair market value of which equals such withholding taxes.

Section 409A. Section 409A of the Code governs deferred compensation arrangements. The Company intends that awards under the Equity Incentive Plan will generally not be subject to the provisions of Section 409A. If an award may be covered by Section 409A, the Company may unilaterally make changes to the award to the extent necessary to avoid adverse tax treatment under Section 409A. If an award constitutes nonqualified deferred compensation and fails to comply with Section 409A, the award will be subject to immediate taxation and tax penalties in the year the award vests.

Section 280G. Under certain circumstances, the accelerated vesting, exercise or payment of awards under the Equity Incentive Plan in connection with a “change of control” might be deemed an “excess parachute payment” for purposes of the provisions of Section 280G of the Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

Section 162(m). Under Section 162(m) of the Code, as amended, we may not deduct compensation of more than $1 million paid to the Company’s “covered employees,” which includes (a) any individual who at any time during the taxable year is either our principal executive officer or principal financial officer, or an employee whose total compensation for the tax year is required to be reported to our shareholders because he or she is among the three highest compensated officers for the tax year, other than the principal executive officer or principal financial officer, and (b) any person who was a covered employee at any time after December 31, 2016. Prior to January 1, 2018, certain grants may have qualified as “performance-based compensation” and, as such, would be exempt from the $1 million limitation on deductible compensation. Such performance-based compensation exception was eliminated with respect to tax years beginning January 1, 2018; however, under a transition rule, certain awards issued before November 2, 2017 may still qualify for such exception.

Plan Benefits. The future benefits or amounts that executive officers, non-management directors, and non-executive officer employees may receive under the Equity Incentive Plan are discretionary and are therefore not determinable at this time.

The foregoing is only a summary of the Equity Incentive Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix B.

The Board recommends a vote FOR the approval of the Equity Incentive Plan.

Vote Required

The approval of Proposal Number Three requires the affirmative vote of a majority of the votes cast by the shareholders present in person or represented by proxy at our Annual Meeting. Votes to abstain and broker non-votes will be counted toward a quorum, but will be excluded entirely from the tabulation of votes and, therefore, will not affect the outcome of the vote on this proposal.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s equity compensation plan as of the end of its last fiscal year:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders (a)	1,494,223	(b)	$61.76	1,100,157
Equity compensation plans not approved by security holders	—		—	—

Total	1,494,223		$61.76	1,100,157

(a)	Represents stock options that are outstanding or that are available for future issuance pursuant to the Equity Incentive Plan.
(b)	The weighted-average contractual life for all outstanding stock options as of December 30, 2017 was approximately 6.0 years.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s accounting, auditing, and financial reporting process on behalf of the Board. The Audit Committee’s charter is available in the investor relations section of our website at ir.carters.com. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process. PwC, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and PwC the audited consolidated financial statements for the fiscal year ended December 30, 2017 and PwC’s evaluation of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed with PwC the matters that are required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC the firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements for the fiscal year ended December 30, 2017 be included in our Annual Report on Form 10-K for fiscal 2017 for filing with the SEC.

Submitted by the Audit Committee

Mr. David Pulver, Chairman
Ms. Amy Woods Brinkley
Mr. William J. Montgoris
Mr. Thomas E. Whiddon

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

PROPOSAL NUMBER FOUR

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PwC to serve as the Company’s independent registered public accounting firm for fiscal 2018, and the Board recommends that shareholders ratify this appointment. The Board is submitting the appointment of PwC as the Company’s independent registered public accounting firm for shareholder ratification. The Board recommends that shareholders ratify this appointment at the Annual Meeting. Shareholder ratification of the appointment of PwC is not required by law or otherwise. The Board is submitting this matter to shareholders for ratification because the Board believes it to be a good corporate governance practice. If the shareholders do not ratify the appointment, the Audit Committee may reconsider whether or not to retain PwC. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if, in its discretion, it determines that such a change would be in the Company’s best interest and that of the Company’s shareholders. A representative of PwC is expected to attend the Annual Meeting, and he or she will have the opportunity to make a statement and will be available to respond to appropriate questions. For additional information regarding the Company’s relationship with PwC, please refer to the Audit Committee Report above.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PwC. The Audit Committee has pre-approved the use, as needed, of PwC for specific types of services that fall within categories of non-audit services, including various tax services. The Audit Committee receives regular updates as to the fees associated with the services that are subject to pre-approval. Services that do not fall within a pre-approved category require specific consideration and pre-approval by the Audit Committee. All services rendered by PwC in the table below were pre-approved by the Audit Committee.

The aggregate fees that the Company incurred for professional services rendered by PwC for fiscal years 2017 and 2016 were as follows:

	2017	2016
Audit Fees	$2,267,236	$1,882,272
Audit-Related Fees	50,000	603,000
Tax Fees	—	—
All Other Fees	3,600	3,600

Total Fees	$2,320,836	$2,488,872

•	Audit Fees for fiscal years 2017 and 2016 were for professional services rendered for the integrated audit of the consolidated financial statements and internal control over financial reporting of the Company, other auditing procedures related to the adoption of new accounting pronouncements, review of other significant transactions, and related out-of-pocket expenses.

•	Audit-Related Fees for fiscal years 2017 and 2016 included procedures related to the pending adoption of a new accounting pronouncement. Audit-related fees for fiscal year 2016 also involved professional services to assess internal controls related to the Company’s implementation of certain financial software.

•	All Other Fees for fiscal years 2017 and 2016 consisted of software license fees.

The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2018.

Vote Required

The approval of Proposal Number Four requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions will not affect the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting, other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

APPENDIX A

2017 RETAIL SURVEY PARTICIPANT LIST (“RETAIL SURVEY”)

Abercrombie & Fitch Co.	Kate Spade & Company
Academy Sports + Outdoors	L Brands, Inc.
American Eagle Outfitters, Inc.	L.L. Bean, Inc.
Ascena Retail Group, Inc.	Luxottica Group S.p.A.
The Bon-Ton Stores, Inc.	The Michaels Companies, Inc.
Chico’s FAS, Inc.	New York & Company, Inc.
The Children’s Place, Inc.	The Neiman Marcus Group LTD LLC
Deckers Outdoor Corporation	Oxford Industries, Inc.
Destination Maternity Corporation	Payless ShoeSource Inc.
Dick’s Sporting Goods, Inc.	Perry Ellis International, Inc.
DSW Inc.	PVH Corp.
Express, Inc.	Ralph Lauren Corporation
The Finish Line, Inc.	Ross Stores, Inc.
Foot Locker, Inc.	Stage Stores, Inc.
Fossil Group, Inc.	Tailored Brands, Inc.
The Gap, Inc.	The TJX Companies, Inc.
J. C. Penney Company, Inc.	Urban Outfitters, Inc.
J.Crew Group, Inc.	Vera Bradley, Inc.
Williams-Sonoma, Inc.

A-1

APPENDIX B

CARTER’S, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

1.	Definitions.

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	Purpose.

The purpose of this amended and restated Plan is to advance the interests of the Company by enhancing the ability of the Company and its subsidiaries to attract and retain able Employees and Directors; to reward such individuals for their contributions; and to encourage such individuals to take into account the long-term interests of the Company and its subsidiaries by providing for the grant to Participants of Stock-based incentive Awards.

3.	Administration.

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	Effective Date and Term of Plan.

The Plan was originally adopted on August 15, 2001 and was approved by shareholders on August 15, 2001. The Plan was amended, restated and renamed on October 10, 2003, and approved by shareholders on October 10, 2003, prior to the Company’s initial public offering, and subsequently at the Company’s 2004 annual meeting of shareholders on May 14, 2004. The Plan was further amended and restated and subsequently approved by shareholders at the Company’s 2005 annual meeting of shareholders on May 12, 2005. The Plan was then further amended and restated and subsequently approved by shareholders at the Company’s 2009 annual meeting of shareholders on May 14, 2009. The Plan was then further amended and restated and subsequently approved by shareholders at the Company’s 2011 annual meeting of shareholders on May 13, 2011, effective as such date. The Plan was then further amended and restated and subsequently approved by shareholders at the Company’s 2016 annual meeting of shareholders on May 11, 2016, effective as such date. The provisions of this amendment and restatement of the Plan shall become effective on the date on which this amendment and restatement is approved by the shareholders of the Company at the Company’s 2018 annual meeting of shareholders on May 17, 2018. Except as hereinafter provided, any Award made prior to shareholder approval of the amendment and restatement set forth herein shall be subject to the terms of the Plan as in effect prior to such amendment and restatement. Notwithstanding the foregoing, an Award may be made under the terms of this amendment and restatement of the Plan but prior to shareholder approval of such amendment and restatement if the Award is conditioned upon such approval.

ISOs may be granted under the Plan only with respect to the 3,725,000 new shares of Stock that the shareholders of the Company approved on May 13, 2011; provided that no ISOs may be granted by the Company after May 12, 2021.

5.	Shares Subject to the Plan.

(a) Number of Shares. The aggregate maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan shall be 18,778,392, of which 3,690,523 shares of stock may be delivered in satisfaction of any new Awards granted after the date this amendment and restatement is approved by the shareholders of the Company. Any shares of Stock granted in connection with Options and SARs shall be counted against this limit as one share of Stock for every one share subject to the Option or SAR. Any shares of Stock granted in connection with Awards other than Options and SARs shall be counted against this limit as 1.46 shares of Stock for every one share of stock subject to the underlying Award. With respect to SARs, if a SAR is exercised the number of shares of stock deemed to have been issued under the Plan shall be the aggregate number of shares subject to the SAR and not just by the number of shares actually delivered upon exercise of the SAR. For the avoidance of doubt, if any Award granted under the Plan terminates without having been exercised in full, or is otherwise forfeited in whole or in part, or upon exercise is satisfied other than by delivery of Stock, the number of shares of Stock as to which such Award was not exercised shall be available for future grants. If shares of Stock are withheld from an Award in order to satisfy a Participant’s tax withholding obligations with respect to such Award pursuant to Section 7 (a)(iv) of the Plan, the number of shares of Stock deemed to have been issued under the Plan shall be the number of shares of Stock that were subject to the Award or portion thereof so exercised or settled and not the net number of shares of Stock actually issued upon the exercise or settlement.

(b) Shares to be Delivered. Stock delivered under the Plan shall be authorized but unissued Stock, or if the Administrator so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

(c) Individual Award Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 1,000,000. The maximum benefit that may be paid to any person under other Awards in any calendar year will be, to the extent paid in shares, 1,000,000 shares (or their value in dollars).

6.	Eligibility and Participation.

Persons eligible to receive Awards under the Plan shall be such Employees and Directors selected by the Administrator. Eligibility for ISOs is limited to Employees of the Company or of a “parent corporation” or a “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

7.	Terms and Conditions of Awards.

(a) All Awards.

(i) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein.

(ii) Transferability. No Award may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an Award may be exercised only by him or her; provided, however, that the foregoing provisions shall not prohibit the transfer of (A) an Award of Unrestricted Stock or (B) an Award of Restricted Stock after such Award ceases to be subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

(iii) Vesting, Etc. An Award will vest or become exercisable at such time or times and upon such conditions as the Administrator shall specify. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of all or any part of an Award.

(iv) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock (which in the case of Stock acquired from the Company shall have been owned by the Participant for such minimum time, if any, as the Administrator may determine) in satisfaction of tax withholding requirements (but not in excess of the maximum statutory withholding rates).

(v) Dividend Equivalents, Etc. With the exception of Stock Options and SARs, the Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered either consistent with an exemption from or, in compliance with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). In addition, any amounts payable in respect of Restricted Stock may be subject to such limits or restrictions as the Administrator may impose.

(b) Performance Awards.

(i) General. The Administrator shall have the authority, at the time of grant of any Award described in this Plan to designate such Award as a Performance Award. In addition, the Administrator shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Award.

(ii) Eligibility. The Administrator will, in its sole discretion, designate in writing within the first 90 days of a Performance Period which Participants will be eligible to receive Performance Awards in respect of such Performance Period. However, designation of a Participant eligible to receive a Performance Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Award shall be decided solely in accordance with the provisions of this Section 7(b). Moreover, designation of a Participant eligible to receive a Performance Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive a Performance Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive a Performance Award hereunder shall not require designation of any other person as a Participant eligible to receive a Performance Award hereunder in such period or in any other period.

(iii) Discretion of Administrator with Respect to Performance Awards. With regard to a particular Performance Period, the Administrator shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal year in duration), the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period, the Administrator shall, with regard to the Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7(b)(iii) and record the same in writing.

(iv) Payment of Performance Awards.

(A) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Award for such Performance Period.

(B) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(C) Certification. Following the completion of a Performance Period, the Administrator shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Administrator shall then determine the actual size of each applicable Participant’s Performance Award for the Performance Period and, in so doing, may apply negative discretion in accordance with Section 7(b)(iv)(D) hereof, if and when it deems appropriate.

(D) Use of Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Administrator may reduce or eliminate the amount of the Performance Award earned under the Performance Formula in the Performance Period through the use of negative discretion if, in the Administrator’s sole judgment, such reduction or elimination is appropriate. The Administrator shall not have the discretion to (1) grant or provide payment in respect of Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (2) increase a Performance Award above the maximum amount payable under Section 5(c) hereof.

(E) Timing of Award Payments. Performance Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7(b), but in no event later than 2 1/2 months following the end of the fiscal year during which the Performance Period is completed.

(c) Awards Requiring Exercise.

(i) Time and Manner of Exercise of Awards. Any exercise of an Award shall be in writing, signed by the proper person and furnished to the Company, accompanied by (A) such documents as may be required by the Administrator and (B) payment in full as specified below. A Stock Option shall be exercisable during such period or periods as the Administrator may specify. The latest date on which a Stock Option or SAR may be exercised shall be the Expiration Date.

(ii) Exercise Price. The Exercise Price shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value at the time the Stock Option or SAR is granted; nor shall the Exercise Price be less, in the case of an original issue of authorized stock, than par value. No such Award, once granted, may be re-priced (which includes (i) a lowering of the Exercise Price, (ii) the cancellation of an outstanding Stock Option or SAR accompanied by the grant of a replacement Award of the same or a different type and (iii) the cancellation of a Stock Option or SAR whose Exercise Price is greater than the Fair Market Value of such Award accompanied by the payment of cash to the Participant) other than in accordance with the applicable shareholder approval requirements of the New York Stock Exchange (or the rules of such other market in which the shares of the Company’s stock then are listed). In no event shall the Exercise Price of an ISO granted to a ten-percent shareholder be less than 110% of the Fair Market Value at the time the Stock Option is awarded. For this purpose, “ten-percent shareholder” shall mean any Participant who at the time of grant owns directly, or by reason of the attribution rules set forth in Section 424(d) of the Code is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

(iii) Term. The Administrator shall determine the term of each Stock Option and SAR, provided that in no event shall such term extend beyond the Expiration Date.

(iv) Payment of Exercise Price. Stock purchased upon exercise of a Stock Option under the Plan shall be paid for as follows: (i) in cash, by check acceptable to the Administrator (determined in accordance with such guidelines as the Administrator may prescribe), or by money order payable to the order of the Company, or (ii) if so permitted by the Administrator, (A) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six months unless the Administrator approves a shorter period) having a Fair Market Value on the last business day preceding the date of exercise equal to the Exercise Price, (B) through a broker- assisted exercise program acceptable to the Administrator, (C) by other means acceptable to the Administrator or (D) by any combination of the foregoing permissible forms of payment.

(v) Delivery of Stock. A Participant shall not have the rights of a shareholder with regard to Awards under the Plan except as to Stock actually received by him or her under the Plan.

The Company shall not be obligated to deliver any shares of Stock under the Plan (i) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, (ii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. Without limiting the generality of the foregoing, if the sale of Stock has not been registered under the Securities Act, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

If an Award is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Award has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Administrator shall be under no obligation to deliver Stock pursuant to exercise until the Administrator is satisfied as to the authority of the person or persons exercising the Award.

(vi) ISOs. In the case of an ISO, the Administrator will require as a condition of exercise that the Participant exercising the ISO agree to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise of the ISO.

(d) Awards Not Requiring Exercise.

Awards of Restricted Stock and Unrestricted Stock may be made in exchange for past services or other lawful consideration.

(e) Section 409A.

Notwithstanding any other provision hereunder, this Plan and all payments hereunder are intended to comply with the requirements of Section 409A, including transition relief and exemptive provisions thereunder, and shall be construed and administered accordingly. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 409A of the Code.

8.	Effect of Certain Transactions.

(a) Mergers, Etc.

Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity the following rules shall apply:

(i) Awards Other Than Stock Options.

(A) The Administrator may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefore, by the acquirer or survivor or an affiliate of the acquirer or survivor, in each case on such terms and subject to such conditions as the Administrator determines.

(B) In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each SAR and other Award requiring exercise (other than Stock Options) will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Award of Deferred

Stock will be accelerated and such shares will be issued, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a shareholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction, provided, that the Administrator may not exercise its discretion under this Section 8(a)(i)(B) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

(C) In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan, and, for the avoidance of doubt, in the absence of any such action by the Administrator, all forfeiture and transfer restrictions will lapse.

(ii)	Stock Options.

(A) Subject to Section 8(a)(ii)(B) below, all outstanding Stock Options will cease to be exercisable and will be forfeited (after any payment or other consideration deemed equitable by the Administrator for the termination of any vested portion of any Award is made), as of the effective time of the Covered Transaction; provided, that the Administrator may in its sole discretion on or prior to the effective date of the Covered Transaction, (1) make any outstanding Stock Options exercisable in part or in full, (2) remove any performance or other conditions or restrictions on any Stock Options, and/or (3) in the event of a Covered Transaction under the terms of which holders of the Stock of the Company will receive upon consummation thereof a payment (whether cash, non-cash or a combination of the foregoing) for each share of such Stock surrendered in the Covered Transaction, make or provide for a payment (whether cash, non-cash or a combination of the foregoing) to the Participant equal to the difference between (A) the Fair Market Value times the number of shares of Stock subject to outstanding Stock Options (to the extent then exercisable at prices not in excess of the Fair Market Value) and (B) the aggregate Exercise Price of all such outstanding Stock Options in exchange for the termination of such Stock Options.

(B) With respect to an outstanding Stock Option held by a Participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the Covered Transaction or an affiliate of such an entity, the Administrator may at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in paragraph 8(a)(ii)(A) above, arrange to have such surviving or acquiring entity or affiliate assume any Stock Option held by such Participant outstanding hereunder or grant a replacement award which, in the judgment of the Administrator, is substantially equivalent to any Stock Option being replaced.

The Administrator may grant Awards under the Plan in substitution for awards held by Employees and Directors of another corporation who concurrently become Employees or Directors of the Company or a subsidiary of the Company as the result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of that corporation. The Company may direct that substitute Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

Notwithstanding any provision of the Plan to the contrary, in the event of a Corporate Transaction, the Administrator may in its discretion and upon at least five days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the

Company in the event. In the case of any Option or Stock Appreciation Right with an Exercise Price that equals or exceeds the price to be paid for a share of Stock in connection with the Corporate Transaction, the Administrator may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

(b) Changes in and Distributions with Respect to the Stock.

(i) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 5(a) and to the maximum share limits described in Section 5(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any Exercise Prices relating to Awards and any other provision of Awards affected by such change, whose determination will be binding on all persons.

(ii) Certain Other Adjustments. In the case of adjustments made pursuant to this Section 8(b), unless the Administrator specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Administrator shall, in the case of ISOs, ensure that any adjustments under this Section 8(b) will not constitute a modification, extension or renewal of the ISOs within the meaning of Section 424(h)(3) of the Code and in the case of Options that are not ISOs, ensure that any adjustments under this Section 8(b) will not constitute a modification of such Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 8(b) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

9.	Termination of Employment.

In the case of any Award, the Administrator may, through agreement with the Participant, (including, without limitation, any shareholder agreement of the Company to which the Participant is a party) resolution, or otherwise, provide for post-termination exercise provisions different from those expressly set forth in this Section 9, including without limitation the vesting immediately prior to termination of all or any portion of an Award not otherwise vested prior to termination, and terms allowing a later exercise by a former Employee or Director (or, in the case of a former Employee or Director who is deceased, the person or persons to whom the Award is transferred by will or the laws of descent and distribution) as to all or any portion of the Award not exercisable immediately prior to termination of Employment, but in no case may an Award be exercised after the Expiration Date. If the Administrator does not otherwise provide for such provisions and if a Participant’s Employment terminates prior to the Expiration Date (including by reason of death) the following provisions shall apply:

(a) All Stock Options and SARs held by the Participant immediately prior to the cessation of the Participant’s Employment that are not vested immediately prior to the cessation of Employment shall automatically terminate upon such cessation of Employment.

(b) To the extent vested immediately prior to cessation of Employment, the Stock Option or SAR shall continue to be vested and shall be exercisable thereafter during the period prior to the Expiration Date for 60 days following such cessation (120 days in the event that a Participant’s service terminates by reason of death); provided, however, that if the Participant’s Employment is terminated “for Cause” as defined herein, all unvested or unexercised Awards shall terminate immediately.

(c) Except as otherwise provided in an Award, after completion of the exercise period described in paragraph (b) above, the Awards described in paragraph (b) above shall terminate to the extent not previously exercised, expired, or terminated.

No Award requiring exercise shall be exercised or surrendered in exchange for a cash payment after the Expiration Date.

10.	Employment Rights.

Neither the adoption of the Plan nor the grant of Awards shall confer upon any Participant any right to continue as an Employee or Director of the Company or any subsidiary or affect in any way the right of the Company or a subsidiary to terminate the Participant’s relationship at any time. Except as specifically provided by the Administrator in any particular case, the loss of existing or potential profit on Awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Company to the Participant by contract or otherwise.

11.	Effect, Discontinuance, Cancellation, Amendment, and Termination.

Neither adoption of the Plan nor the grant of Awards to a Participant shall affect the Company’s right to make awards to such Participant that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or compensation arrangements under which Stock may be issued.

The Administrator may at any time discontinue granting Awards under the Plan. With the consent of the Participant, the Administrator may at any time, subject to the limitations of Section 7(c)(ii) and the second sentence of Section 8(b)(ii), cancel an existing Award in whole or in part and grant another Award for such number of shares as the Administrator specifies. The Administrator may, but shall not be obligated to, at any time or times amend the Plan or any outstanding Award for the purpose of satisfying the requirements of Sections 409A and 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that except to the extent expressly required by the Plan, no such amendment shall materially adversely affect the rights of any Participant (without his or her consent) under any Award previously granted, nor shall such amendment, without the approval of the shareholders of the Company, effectuate a change for which shareholder approval is required under the listing standards of the New York Stock Exchange (or the rules of such other market in which the shares of the Company’s Stock then are listed) or in order for the Plan to continue to qualify for the Award of incentive stock options under Section 422 of the Code.

12.	Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The committee of the Board, consisting of two or more Directors, all of whom shall be “non-employee Directors” within the meaning of Rule 16b-3 under the 1934 Act; provided that with respect to any Performance Award intended to qualify as “performance-based compensation” within the meaning of Section that 162(m) of the Code, as amended by the Tax Cuts and Jobs Act, that is provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after such date, then each committee member shall also be an “outside Director” within the meaning of Section 162(m). In addition, membership of the committee shall satisfy such independence or other requirements as may be imposed by the rules of the New York Stock Exchange (or the rules of such other market in which the shares of the Company’s Stock then are listed). The Administrator may delegate any of its duties and responsibilities with respect to any aspect of the Plan’s administration to such persons as it deems appropriate, so long as (and only to the extent that) such delegation (i) is permitted by applicable laws, the listing standards of the New York Stock Exchange (or the rules of such other market in which the shares of the Company’s Stock are listed), and the Company’s governance documents, as in effect from time to time, and (ii) does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: Any or a combination of the following:

(i)	Stock Options;

(ii)	SARs;

(iii)	Restricted Stock;

(iv)	Unrestricted Stock;

(v)	Deferred Stock; and

(vi)	Performance Awards.

“Board”: The Board of Directors of the Company.

“Cause” means:

With respect to any Employee: (a) If the Employee is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (b) if no such agreement exists, or if such agreement does not define Cause, the determination by the Administrator (or the authorized delegate of the Administrator, to the extent applicable), in its reasonable judgment, that any one or more of the following has occurred:

(i) the Employee shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or any crime involving dishonesty or moral turpitude;

(ii) the Employee shall have committed any fraud, theft, embezzlement, misappropriation of funds, breach of fiduciary duty or act of dishonesty;

(iii) the Employee shall have breached in any material respect any of the provisions of any agreement between the Employee and the Company or an Affiliate;

(iv) the Employee shall have engaged in conduct likely to make the Company or any of its Affiliates subject to criminal liabilities other than those arising from the Company’s normal business activities; or

(v) the Employee shall have willfully engaged in any other conduct that involves a breach of fiduciary obligation on the part of the Employee or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates.

With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the director’s appointment; (iv) willful conversion of corporate funds; or

(v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance. The Administrator (or the authorized delegate of the Administrator, to the extent applicable), in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”: Carter’s, Inc., a Delaware corporation.

“Covered Transaction”: Any of the following: (i) a person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total Fair Market Value or total voting power of the Stock of the Company; provided, that, a Control Transaction shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total Fair Market Value or total voting power of the Stock of the Company and acquires additional Stock; (ii) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Stock of the Company possessing 50% or more of the total voting power of the stock of such corporation; (iii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or (iv) one person (or more than one person acting as a group), acquires all of substantially all of the Company’s assets. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall have deemed to have occurred upon the consummation of the tender offer.

“Deferred Stock”: An unfunded and unsecured promise to deliver Stock or other securities in the future on specified terms.

“Director” means a member of the Board.

“Employee”: Any person who is employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive ISOs, an Employee shall mean an employee of the Company or an Affiliate within the meaning of Section 424 of the Code.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the

Participant is employed by, or otherwise is providing services in a capacity described in Section 6 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Exercise Price”: The price at which a share of Stock may be purchased under a Stock Option or the value an increase above which may allow Stock to be purchased under a SAR.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Expiration Date”: In the case of an Award requiring exercise, the date which is ten years (five years in the case of an ISO granted to a “ten percent shareholder” as defined in Section 7(c)(ii)) from the date the Award was granted or such earlier date as may be specified by the Administrator at the time the Award is granted.

“Fair Market Value”: The value of one share of Stock, determined as follows:

(i) if the Stock is listed on a national securities exchange (such as the New York Stock Exchange) or is quoted on The NASDAQ Stock Market (“NASDAQ”), the closing price of a share of Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be;

(ii) if the Stock is not listed on a national securities exchange or quoted on NASDAQ, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for a share of the Stock on the relevant date (or, if such date is not a business day or a day on which the quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent date for which such quotations are reported; and

(iii) if, on the relevant date, the Stock is not publicly traded or reported as described in (i) or (ii) above, the value determined in good faith in accordance with such reasonable valuation method as the Administrator may determine.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award designated by the Administrator as a Performance Award pursuant to Section 7(b) of the Plan.

“Performance Criteria”: The criterion or criteria that the Administrator shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) and shall be limited to the following: sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.

Any one or more of the above Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, subsidiary, line of business, operational unit, project or geographical basis of the Company and/or an Affiliate or any combination thereof, as the Administrator may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Administrator, in its sole discretion, deems appropriate. The Administrator also has the authority to provide for accelerated vesting of any Performance Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified above. The Administrator shall, within the first 90 days of a Performance Period, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Administrator discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining shareholder approval.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Award has been earned for the Performance Period.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Administrator for the Performance Period based upon the Performance Criteria. The Administrator is authorized , in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for a Performance Period in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as presented in the Company’s financial statements; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

“Performance Period” means the one or more periods of time not less than one fiscal year in duration, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

“Plan”: The Carter’s, Inc. Amended and Restated Equity Incentive Plan, as from time to time amended and in effect.

“Restricted Stock”: An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Section 162(m)”: Section 162(m) of the Code.

“SARs”: Rights entitling the holder upon exercise to receive Stock equal in value to the excess of the Fair Market Value of the shares of Stock subject to the right over the Fair Market Value of such shares of Stock on the date of grant.

“Securities Act”: The Securities Act of 1933, as amended.

“Stock”: Common Stock of the Company, par value $.01 per share.

“Stock Options”: Options entitling the recipient to acquire shares of Stock upon payment of the Exercise Price.

“Unrestricted Stock”: An Award of Stock not subject to any restrictions under the Plan.

3438 PEACHTREE ROAD NE SUITE 1800 ATLANTA, GEORGIA 30326

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Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Carter's, Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

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CARTER’S, INC.
Vote on Election of Directors
1.	Election of Directors:

	Nominees:	For	Against	Abstain	Vote to approve named executive compensation		For	Against	Abstain

	1a. Amy Woods Brinkley	☐	☐	☐	2.	Advisory approval of executive compensation.	☐	☐	☐

	1b. Giuseppina Buonfantino	☐	☐	☐	The Board of Directors recommends a vote FOR the approval of executive compensation.

	1c. Michael D. Casey	☐	☐	☐	Vote on the approval of the Company’s Amended and Restated Equity Incentive Plan

	1d. Vanessa J. Castagna	☐	☐	☐	3.	Approval of the Company’s Amended and Restated Equity Incentive Plan.	☐	☐	☐

	1e. A. Bruce Cleverly	☐	☐	☐	The Board of Directors recommends a vote FOR the approval of the Company’s Amended and Restated Equity Incentive Plan.

	1f. Jevin S. Eagle	☐	☐	☐	Vote on Ratification of PricewaterhouseCoopers LLP

	1g. Mark P. Hipp	☐	☐	☐	4.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2018.	☐	☐	☐

	1h. William J. Montgoris	☐	☐	☐	The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2018.
	1i. David Pulver	☐	☐	☐

	1j. Thomas E. Whiddon	☐	☐	☐	PLEASE COMPLETE, SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
The Board of Directors recommends a vote FOR the election of the Nominees.							Yes	No

					Please indicate if you plan to attend this meeting.		☐	☐

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Invitation to Carter’s, Inc.

2018 Annual Meeting of Shareholders

Carter’s, Inc. will conduct its Annual Meeting of Shareholders on Thursday, May 17, 2018, at 8:00 a.m. The meeting will be held at our offices located at 3438 Peachtree Road NE, Atlanta, Georgia 30326.

You are cordially invited to join us for refreshments prior to the Annual Meeting, beginning at 7:30 a.m. The meeting will convene promptly at 8:00 a.m.

In order to expedite your entrance into the meeting, please present this invitation at the registration desk. Invitations or proof of stock ownership as of the record date of March 26, 2018, will be required to enter the meeting. Photo identification is also required for admission.

We look forward to your participation.

Important Notice Regarding Internet Availability of the Annual Report and Proxy Materials for the Annual Meeting:

Combined document containing Proxy Materials and Annual Report is available at www.proxyvote.com.

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E44634-P05757

PROXY

CARTER’S, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CARTER’S, INC.

ANNUAL MEETING OF SHAREHOLDERS - MAY 17, 2018

The undersigned hereby appoints Michael D. Casey and Michael C. Wu as proxies (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Carter’s, Inc. to be held on May 17, 2018 and at any and all adjournments thereof.

The proxies will vote as directed by the shareholder on this proxy card. If this proxy card is signed and returned but does not provide specific direction with respect to a voting item, this proxy will be voted with respect to such item as recommended by the Board of Directors. The proxies will vote, in their discretion, upon such other business as may properly come before the meeting and any and all adjournments thereof.

Your vote on the election of Carter’s director nominees, advisory approval of compensation paid to the Company’s named executive officers, approval of the Company’s Amended and Restated Equity Incentive Plan, and ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2018 may be specified on the reverse side of this card.

(Continued and to be signed on the reverse side)